EXHIBIT 10.1

EXECUTION VERSION

INTEREST PURCHASE AGREEMENT

dated as of

January 2, 2024

by and among

REKOR SYSTEMS, INC.,

ALL TRAFFIC DATA SERVICES, LLC

AND

ALL TRAFFIC HOLDINGS, LLC

This document is not intended to create nor will it be deemed to create a legally binding or enforceable offer or agreement of any type or nature, unless and until agreed and executed by the Parties.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER		32
4.1	Organization	32
4.2	Authorization of Transaction	32
4.3	No Conflicts; Consents	32
4.4	Brokers’ Fees	32
4.5	Investment Intent	33
4.6	Shares of Buyer Common Stock	33
4.7	Capitalization	34
4.8	Sufficiency of Funds	34
4.9	SEC Reports	34
4.10	Independent Investigation	35
4.11	Litigation	35
4.12	Compliance with Law	36
4.13	Solvency	36
4.14	Tax Matters	36
ARTICLE 5 [RESERVED]		36
ARTICLE 6 CLOSING DELIVERABLES		36
6.1	Closing Deliverables of Seller	36
6.2	Closing Deliverables of Buyer	37
ARTICLE 7 [RESERVED]		37
ARTICLE 8 COVENANTS		37
8.1	General	37
8.2	Litigation Support	38
8.3	Restrictive Covenants	38
8.4	Release	41
8.5	Rule 144 Rights	41
8.6	Registration Rights	43
8.7	Appointment of Director	47
8.8	Tail Insurance and Indemnification	48
ARTICLE 9 INDEMNIFICATION		50
9.1	Survival	50
9.2	Indemnification Provisions for Benefit of Buyer	50
9.3	Indemnification Provisions for Benefit of Seller	51
9.4	Claim Procedure	51
9.5	Claims Between the Parties	51
9.6	Defense of Third Party Claims	52
9.7	Limitations on Liability of Seller	53
9.8	Limitations on Liability of Buyer	54
9.9	Manner of Payment	55
9.10	Exclusive Remedy	55
9.11	Adjustment to Purchase Price	56

ARTICLE 10 TAX MATTERS		56
10.1	Tax Periods Ending on or Before the Closing Date	56
10.2	Straddle Periods	56
10.3	Termination of Tax Agreements	56
10.4	Tax Treatment	57
10.5	Cooperation on Tax Matters	57
10.6	Tax Proceedings	57
10.7	Transfer Taxes and Fees	57
10.8	Allocation of Purchase Price	58
10.9	Tax Refunds	58
10.10	Post-Closing Actions	58
10.11	Coordination and Survival	59
ARTICLE 11 MISCELLANEOUS		59
11.1	Public Statements	59
11.2	No Third‑Party Beneficiaries	59
11.3	Entire Agreement	59
11.4	Succession and Assignment	60
11.5	Counterparts	60
11.6	Headings	60
11.7	Notices	60
11.8	Governing Law	61
11.9	Amendments and Waivers	61
11.10	Severability	61
11.11	Expenses	61
11.12	Construction	62
11.13	Incorporation of Exhibits	62
11.14	Specific Performance	62
11.15	Submission to Jurisdiction	63
11.16	Waiver of Jury Trial	63
11.17	Conflict of Interest; Attorney-Client Privilege	63

EXHIBITS

Exhibit A –    Reserved

Exhibit B –    Definitions

Exhibit C –    Disclosure Schedule

Exhibit D –    Accounting Principles

Exhibit E –    Illustrative Net Working Capital Calculation

Exhibit F –     Form of Lock-Up Agreement

INTEREST PURCHASE AGREEMENT

This INTEREST PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 2, 2024, by and among Rekor Systems, Inc., a Delaware corporation (“Buyer”), All Traffic Data Services, LLC, a Colorado limited liability company (the “Company”) and All Traffic Holdings, LLC, a Delaware limited liability company (“Seller”).  Buyer, the Company and Seller are sometimes individually referred to herein as a “Party” and collectively herein as the “Parties”.  To the extent that capitalized terms are not defined in the text hereof, such terms have the meanings set forth in Exhibit B.

RECITALS

A. Seller directly owns all of the issued and outstanding limited liability company interests of the Company (the “Company Interests”); and

B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Company Interests, subject to the terms and conditions of this Agreement.

Now Therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1

THE TRANSACTION

1.1 Purchase and Sale.

Subject to the terms and conditions of this Agreement Buyer hereby purchases from Seller, and Seller hereby sells to Buyer, all of the Company Interests, free and clear of any and all Liens and restrictions on transfer (other than restrictions on transfer under applicable securities Laws and as set forth in the Governing Documents of the Company).

(a) Consideration. The purchase price (the “Purchase Price”) for the Company Interests will be the total of (x) the Cash Consideration and (y) the Stock Consideration, as follows:

(i) Cash Consideration. At the Closing, Buyer will pay Seller, in cash by wire transfer of immediately available funds, the Estimated Cash Purchase Price subject to adjustment as set forth in Section 1.2(b) (the “Cash Consideration”). The “Estimated Cash Purchase Price” means an amount equal to: (i) $9,000,000 (the “Base Cash Purchase Price”); plus (ii) the Estimated Cash and Cash Equivalents; plus (iii) the Estimated Net Working Capital Adjustment (which may be positive or negative); minus (iv) the amount of Estimated Unpaid Transaction Expenses; and minus (v) the amount of Estimated Closing Indebtedness.

(ii) Stock Consideration. At the Closing, Buyer shall pay Seller the Stock Consideration (minus the Stock Consideration Holdback Amount) in the form of duly authorized and validly issued unregistered shares of Buyer Common Stock calculated on the basis of the Average Trading Price. For purposes of calculating the amount of the Stock Consideration due to Seller, the total number of shares of Buyer Common Stock to be issued to Seller in exchange for the Company Interests shall be rounded down to the nearest whole number. No fraction of a share of Buyer Common Stock will be issued by virtue of the Transaction. If Seller would otherwise be entitled to receive a fraction of a share of Buyer Common Stock, in lieu thereof Seller shall receive an amount of cash equal to the product obtained by multiplying (A) such fraction by (B) the Average Trading Price, rounded to the nearest whole cent.

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(b) At the Closing, Buyer shall hold back the Stock Consideration Holdback Amount, which shall, subject to the terms and conditions of this Agreement, be available for satisfying any post-Closing adjustment to the Purchase Price or indemnification claims in favor of Buyer, and shall be released and distributed to Seller in accordance with the terms of Section 1.3.

(c) At the Closing, in addition to the payment of the Estimated Cash Purchase Price described in Section 1.1(a), Buyer shall make the following payments by wire transfer of immediately available funds:

(i) pay on behalf of the Company any payoff amounts with respect to the Estimated Closing Indebtedness to the Third Party accounts, designated by the Company and in accordance with the terms of a payoff letter from each such creditor; and

(ii) pay on behalf of the Company and Seller all Estimated Unpaid Transaction Expenses to each applicable Third Party payee to whom Estimated Unpaid Transaction Expenses will be owing as of the Closing, in accordance with the terms of a payoff letter from each such Third Party payee.

At least five Business Days prior to the Closing Date, Seller shall deliver to Buyer documentation, in form and substance reasonably acceptable to Buyer (such documentation, the “Proceeds Allocation Schedule”), setting forth for each of the payments to be made at the Closing under this Section 1.1(c), the identity of each recipient, the dollar amount to be paid, wire instructions and any other information necessary to effect payment thereof.

(d) Withholding. Buyer and the Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable with respect to this Agreement such amounts as may be required to be deducted and withheld therefrom or with respect thereto under the Code, Treasury Regulations or other applicable Tax Law. To the extent that amounts are so deducted or withheld, such amounts (i) shall be timely remitted to the applicable Taxing Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made; provided that, except with respect to withholding of (A) employment Taxes or (B) failure to provide the Form W-9 pursuant to Section 6.1(f), Buyer or the Company (as applicable) will use their respective reasonable commercial efforts to (x) notify Seller of any anticipated withholding, (y) consult with Seller in good faith to determine whether such deduction and withholding is required under applicable Tax Law and (z) cooperate with Seller to minimize the amount of any applicable withholding.

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1.2 Adjustments to Purchase Price.

(a) Estimated Closing Balance Sheet. Prior to the Closing, the Company prepared and delivered to Buyer an estimated unaudited balance sheet of the Company as of the Adjustment Time (the “Estimated Closing Balance Sheet”), and a statement (the “Preliminary Closing Statement”) signed by the Chief Administrative Officer of the Company, certifying the Company’s good faith calculation and estimate or computation (including all calculations in reasonable detail), of:

(i) the amount of Closing Cash and Cash Equivalents (the “Estimated Cash and Cash Equivalents”);

(ii) the Net Working Capital amount and the Net Working Capital Adjustment (the “Estimated Net Working Capital Adjustment”);

(iii) the amount of Unpaid Transaction Expenses (the “Estimated Unpaid Transaction Expenses”), together with a final invoice or pay-off letter from each applicable Third Party payee to whom Unpaid Transaction Expenses will be owing as of the Closing; and

(iv) the aggregate amount of Closing Indebtedness (the “Estimated Closing Indebtedness”), together with a spreadsheet showing the amount of such Closing Indebtedness owing to each creditor thereof.

The Estimated Closing Balance Sheet and the Preliminary Closing Statement, and each element of the Preliminary Closing Statement, shall be prepared in accordance with the Accounting Principles and be accompanied by reasonable supporting detail.

(b) Proposed Closing Balance Sheet. (i) Within 90 calendar days after the Closing Date, Buyer shall prepare and deliver, or cause the Company to prepare and deliver, to Seller (x) a balance sheet of the Company as of the Adjustment Time and without giving effect to the Closing (the “Proposed Closing Balance Sheet”) and (y) a statement (the “Proposed Closing Statement”) setting forth a proposed good faith calculation of: (A) the amount of Closing Cash and Cash Equivalents; (B) the Net Working Capital amount and the Net Working Capital Adjustment; (C) the amount of Unpaid Transaction Expenses; (D) the amount of Closing Indebtedness; (E) using the amounts referred to in clauses (A) through (D), the Final Cash Purchase Price. The Proposed Closing Balance Sheet and Proposed Closing Statement, and each element thereof, shall be prepared in accordance with the Accounting Principles and be accompanied by reasonable supporting detail.

(ii) Buyer shall cause the Company to make available to Seller and its representatives such books, records and personnel of the Company, including but not limited to the individuals responsible for preparing the Proposed Closing Statement, as Seller shall reasonably request so that Seller and its representatives can review the Proposed Closing Statement. Each Party shall pay the costs, if any, of its own representatives in connection with the preparation and review of the Proposed Closing Statement and any adjustment to the Purchase Price contemplated by this Section1.2(b).

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(iii) Unless Seller notifies Buyer in writing that it disagrees with any aspect of the Proposed Closing Statement (the “Objection Notice”) within 60 calendar days after receipt of the Proposed Closing Statement (which Objection Notice shall include Seller’s objections, proposed revisions and the basis therefor, in each case in reasonable detail (the “Disputed Items”), along with any relevant supporting documents or data), then the amounts set forth in the Proposed Closing Statement shall become final and binding on the Parties, including the Final Cash Purchase Price set forth therein. If Seller timely provides an Objection Notice to Buyer, then Buyer and Seller will use commercially reasonable efforts to resolve promptly any Disputed Items within 30 calendar days after the delivery of the Objection Notice. All items in the Proposed Closing Statement other than Disputed Items shall be deemed to be agreed and shall be final and binding for the purposes of this Section1.2. If any Disputed Items are not resolved by Buyer and Seller within 30 calendar days after Buyer’s receipt of the Objection Notice (the “Remaining Disputed Items”), each of Buyer and Seller shall be entitled to submit such Remaining Disputed Items to be resolved by a nationally recognized independent accounting firm mutually agreed upon by Buyer and Seller (the “Accounting Firm”). No later than 30 calendar days after the engagement of the Accounting Firm, as evidenced by its written acceptance by facsimile or otherwise to the Parties (the “Accounting Firm Engagement Date”), Buyer and Seller shall each submit a brief to the Accounting Firm (with a copy to the other Party) setting forth their respective positions regarding the Remaining Disputed Items. No later than 30 calendar days after the earlier of (x) submission of the last brief, or (y) the 30th day after the Accounting Firm Engagement Date (the “Reply Deadline”), each of Buyer and Seller shall submit a reply brief to the Accounting Firm (with a copy to the other Party). Regardless of which Party submits the Remaining Disputed Items to the Accounting Firm for resolution, both Buyer and Seller shall enter into the Accounting Firm’s standard engagement letter. Each of Buyer and Seller shall cooperate with the Accounting Firm in all reasonable respects, but neither Party will have ex parte meetings, teleconferences or other correspondence with the Accounting Firm as it is intended for Buyer and Seller to be included in all discussions and correspondence with the Accounting Firm. The Accounting Firm shall render its decision resolving the Remaining Disputed Items within 30 calendar days after the earlier of (A) submission of the last reply brief or (B) the Reply Deadline. If additional briefings, a hearing or other information is required by the Accounting Firm, the Accounting Firm shall give notice thereof to the Parties as soon as practicable before the expiration of such 30 calendar day period, and the Parties shall promptly respond with a view to minimizing any delay in the decision date.

(iv) The Accounting Firm shall not be entitled to consider any items or matters other than the Remaining Disputed Items. The Accounting Firm shall, and Buyer and Seller shall instruct the Accounting Firm to, (A) render its decision in accordance with the terms hereof (and not by independent review), (B) base its decision on the briefs submitted by Buyer and Seller pursuant to Section 1.2(b)(iii) (unless the Accounting Firm requests an additional response from either Buyer or Seller), and not on independent investigation, and (C) deliver a written report to Buyer and Seller which sets forth its specific determinations with respect to the Remaining Disputed Items. The determination of the Accounting Firm for any of the Remaining Disputed Items cannot, however, be in excess of, nor less than, the greatest or lowest value, respectively, claimed for that particular item in the Proposed Closing Statement, in the case of Buyer, or in the Objection Notice, in the case of Seller. Each of Buyer and Seller agrees that, absent manifest error, they shall be bound by the determination of the Remaining Disputed Items by the Accounting Firm, and such determination shall be used by the Parties to prepare a final calculation of the Final Cash Purchase Price. The fees and expenses of the Accounting Firm shall be borne by Seller, on the one hand, and Buyer, on the other hand, in the same proportion that the aggregate amount of the items unsuccessfully disputed by each (as finally determined by the Accounting Firm) bears to the aggregate amount of the Remaining Disputed Items submitted to the Accounting Firm for review and resolution.

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(c) Purchase Price Adjustment.

(i) If the Final Cash Purchase Price as finally determined pursuant to Section1.2(b) is greater than the Estimated Cash Purchase Price, then Buyer shall deliver to Seller funds in an amount equal to such difference.

(ii) If the Final Cash Purchase Price as finally determined pursuant to Section1.2(b) is less than the Estimated Cash Purchase Price, then if any portion of the Stock Consideration Holdback Amount is released and distributed to Seller in accordance with Section1.3(a), Buyer shall withhold from, and not release and distribute to, Seller, such number of shares of Buyer Common Stock included in the Stock Consideration Holdback Amount that are otherwise distributable to Seller in accordance with Section1.3(a) with a value (determined on the basis of the Average Trading Price) equal to the amount by which the Estimated Cash Purchase Price exceeds the Final Cash Purchase Price (the “Purchase Price Cutback Amount”).

(iii) Any cash payments pursuant to this Section1.2(c) shall be made in immediately available funds to the bank account designated in writing by Seller, and shall be made within two Business Days after the final determination of the Final Cash Purchase Price pursuant to Section1.2(b).

1.3 Distribution of Stock Consideration Holdback Amount.

(a) On the first Business Day following the first anniversary of the Closing Date, Buyer shall release and distribute to Seller the Stock Consideration Holdback Amount less (x) the Purchase Price Cutback Amount, if any, that has been finally determined in accordance with Section1.2, and (y) the Indemnification Cutback Amount, if any, that has been finally determined in accordance with Section9.9 (in each case, subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations). For purposes of calculating the number of shares of the Stock Consideration Holdback Amount, if any, due to Seller pursuant to this Section1.3(a)the total number of shares of Buyer Common Stock to be issued to Seller shall be rounded down to the nearest whole number. No fraction of a share of Buyer Common Stock will be issued by virtue of this Section1.3(a). If Seller would otherwise be entitled to receive a fraction of a share of Buyer Common Stock, it shall receive in lieu thereof an amount of cash equal to the product obtained by multiplying (A) such fraction by (B) the Average Trading Price, rounded to the nearest whole cent.

(b) Any dividends or distributions declared with respect to Buyer Common Stock comprising the Stock Consideration Holdback Amount shall be set aside and not paid until the Stock Consideration Holdback Amount has been distributed to Seller, at which time such dividends or distributions shall be delivered to Seller with any such dividends or distributions forfeited in respect of any cutbacks to the Stock Consideration Holdback Amount in accordance with Section1.3(a).

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(c) In the event that after the Closing and before the release and distribution of the Stock Consideration Holdback Amount, (i) there is a Buyer Change of Control, (ii) any liquidation, dissolution or winding up of Buyer (whether voluntary or involuntary) is initiated, (iii) any bankruptcy, reorganization, debt arrangement or similar Proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation Proceeding, is instituted by or against Buyer, or a receiver is appointed for Buyer or a substantial part of its assets or properties, or (iv) Buyer makes an assignment for the benefit of creditors, or petitions or applies to any governmental authority for, or consents or acquiesces to, the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties (each of clauses (i) through (iv), an “Acceleration Event”), then any Stock Consideration Holdback Amount that has not been issued by Buyer (less any Purchase Price Cutback Amount and Indemnification Cutback Amount that has already been finally determined in accordance with the terms of this Agreement or that has been claimed but remains unresolved) shall be due and payable by Buyer to Seller upon such Acceleration Event. Any Purchase Price Cutback Amount or Indemnification Cutback Amount not paid to Seller pursuant to the preceding sentence due to such amount being disputed between Seller and Buyer shall be promptly paid to Seller when such dispute is resolved to the extent that all or any portion thereof is due to Seller. For purposes hereof, a “Buyer Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events: (A) a merger, consolidation, reorganization or similar business combination transaction involving Buyer, immediately after which, either (x) the board of directors of Buyer immediately prior to the merger, consolidation, reorganization or similar transaction does not constitute at least a majority of the board of directors of the Person surviving the merger or, if the surviving Person is a Subsidiary, the ultimate Buyer thereof or (y) the holders of Buyer Common Stock immediately prior to the consummation of such transaction do not directly own beneficially or of record immediately upon the consummation of such transaction outstanding Equity interests that represent a majority of the combined voting power of the outstanding voting securities of the Person resulting from such merger, consolidation, reorganization or other transaction or, if the surviving Person is a Subsidiary, the ultimate Buyer thereof; (B) a transaction in which a majority of Buyer’s voting securities are transferred to any Person, or any two more Persons acting as a group, and all Affiliates of such Person or Persons (each, a “Group”) or (C) the consummation of the sale, lease or transfer of a majority of the assets of Buyer and its Subsidiaries, taken as a whole, to any Person or Group.

(d) Notwithstanding the foregoing or anything else to the contrary herein, Seller may, at its election, deliver to Buyer an amount in cash equal to some or all of any Purchase Price Cutback Amount or Indemnification Cutback Amount, in which case Buyer shall not withhold from, or fail to release and distribute to Seller pursuant to Section 1.2 or 1.3 a corresponding number of shares of Buyer Common Stock included in the Stock Consideration Holdback Amount or Indemnification Cutback Amount, as applicable.

(e) The Parties further agree that the issuance of the Stock Consideration Holdback Amount pursuant to this Section1.3, if any, shall be treated by the Parties for US federal (and applicable state and local) income Tax purposes as an adjustment to the consideration paid for the purchase by Buyer of the Company Interests except as otherwise required by applicable Law or a final determination within the meaning of Section 1313 of the Code (and any similar state, local or non-U.S. final determination).

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1.4 The Closing. The closing of the Transaction (the “Closing”) shall take place at 10:00 a.m. Eastern Time on the date hereof or such other date, place or time as Buyer and Seller may agree. The date of the Closing is referred to as the “Closing Date.” The Closing shall take place remotely by conference call and electronic exchange (i.e., email/PDF) of Closing deliverables. At the Closing: (i) Seller and the Company shall deliver to Buyer the various certificates, instruments and documents referred to in Section6.1; (ii) Buyer shall deliver to Seller the various certificates, instruments and documents referred to in Section6.2; and (iii) Buyer shall deliver or cause to be satisfied the payments set forth in Section 1.1(c).

1.5 Lock-Up Agreement. As a condition to receiving shares of Buyer Common Stock issuable pursuant to Section 1.1(a)(ii), Seller shall deliver to Buyer a duly executed lock-up agreement in the form attached hereto as Exhibit F (the “Lock-Up Agreement”).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that, except as set forth on the disclosure schedule attached hereto as Exhibit C (the “Disclosure Schedule”) (it being understood and agreed that the Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 2 and Article 3, and the disclosures in any section or subsection of the Disclosure Schedule corresponding to any section or subsection of this Article 2 or Article 3 shall qualify other sections and subsections in this Article 2 or Article 3 only if clearly indicated by cross-references to such other sections and subsections or if the applicability of such matter to such other section or subsection is reasonably apparent from the face of such disclosure):

2.1 Authorization of Transaction; Binding Agreement.

(a) Seller has the full right, capacity and power to enter into this Agreement and each other Transaction Document to which it is or will be a party. Seller is duly organized and validly existing under the Laws of the jurisdiction of its organization and possesses full power and authority necessary to own the Company Interests. All necessary action on the part of Seller, as applicable, has been taken to authorize the execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of its obligations hereunder and thereunder and the consummation of the Transaction.

(b) Each Transaction Document to which Seller is or will be a party has been, or will be upon execution thereof, duly and validly executed and delivered by Seller and constitutes, or upon its execution and delivery will constitute (in each case, assuming due execution and delivery by each other party thereto) the valid and legally binding obligation of Seller, enforceable against it in accordance with its terms and conditions except to the extent enforcement thereof may be limited by the Enforceability Exceptions.

2.2 Noncontravention. Neither the execution and the delivery by Seller of this Agreement and the other Transaction Documents to which it is or will be a party, nor the consummation of the Transaction by Seller, will: (a) violate or conflict with any Permit, Order or other restriction, or Law to which Seller is subject; (b) violate, conflict with, constitute a material default or breach under, or result in the termination of or accelerate the performance required by any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, Contract or other instrument of Seller, or by which Seller or any of its assets are bound; or (c) result in the creation of any Lien on any of the Company Interests, except, in the case of each of clauses (a) though (c), as would not materially adversely affect the ability of Seller to comply with its obligations hereunder.

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2.3 Ownership of Company Interests. Seller holds of record and owns beneficially, and has good and valid title to, the Company Interests free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws or the Governing Documents of the Company), Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims and demands, and such Company Interests represent all of the issued and outstanding Equity and Equity Equivalents of the Company. Except as set forth in Section 2.3 of the Disclosure Schedule or as set forth in the Governing Documents of the Company, Seller is not a party to any option, warrant, purchase right or other Contract or commitment (other than this Agreement) that could require Seller to sell, transfer or otherwise dispose of or acquire any Company Interests or other Equity Equivalents of the Company. At the Closing, Seller will deliver to Buyer good and valid title to the Company Interests, free and clear of all Liens and restrictions on transfer (other than any restrictions under the Securities Act and state securities laws or as set forth in the Governing Documents of the Company).

2.4 Consents. Except as set forth in Section 2.4 of the Disclosure Schedule and for any consents, approvals, authorizations, registrations, qualifications or filings the failure of which to obtain would not materially adversely affect the ability of Seller to consummate the Transaction, no consent, approval or authorization of, or registration, qualification or filing with, any Governmental Entity or other Person is required for the execution and delivery by Seller of this Agreement or any other Transaction Document to which it is or will be a party, or for the consummation by Seller of the Transaction.

2.5 Litigation. No Proceeding is pending or, to Seller’s Knowledge, threatened, against Seller with respect to or materially adversely affecting the execution and delivery of this Agreement or any other Transaction Document to which it is or will be a party, or the consummation by Seller of the Transaction.

2.6 Brokers. Except as set forth in Section 2.6 of the Disclosure Schedule, no brokers’ commission or finders’ fee will be owed to any person in connection with the consummation of the Transaction as a result of any action taken by Seller.

2.7 Restricted Securities. Seller understands that the shares of Buyer Common Stock to be acquired by Seller pursuant to this Agreement have not been registered under the Securities Act as of the Closing, are being issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein. Seller understands that the shares of Buyer Common Stock to be acquired by Seller pursuant to this Agreement are a “restricted security” under applicable United States federal securities Laws and that, pursuant to these Laws, Seller must hold the shares of Buyer Common Stock acquired by Seller pursuant to this Agreement until they are registered with the SEC or an exemption from such registration requirements is available.

2.8 Accredited Investor.  Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial affairs that Seller is capable of evaluating the merits and risks of an investment in shares of Buyer Common Stock to be acquired by Seller pursuant to this Agreement.  Seller, with respect to the shares of Buyer Common Stock to be acquired by Seller hereunder, is not an “underwriter” within the meaning of Section 2(11) of the Securities Act and is acquiring such shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Seller and the Company represent and warrant to Buyer that, except as set forth on the Disclosure Schedule (it being understood and agreed that the Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article 2 and this Article 3, and the disclosures in any section or subsection of the Disclosure Schedule corresponding to any section or subsection of Article 2 or this Article 3 shall qualify other sections and subsections in Article 2 or this Article 3 only if clearly indicated by cross-references to such other sections and subsections or if the applicability of such matter to such other section or subsection is reasonably apparent from the face of such disclosure):

3.1 Organization, Qualification and Power.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado, with the requisite power and authority to own, operate and lease its properties and to carry out its business as now conducted and as contemplated to be conducted immediately after the Closing.

(b) The Company is qualified or licensed to do business in the jurisdictions listed on Section 3.1(b) of the Disclosure Schedule. The Company is qualified or licensed to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of its business makes qualification necessary except to the extent that the failure to be qualified or licensed would not have a Material Adverse Effect on the Company.

3.2 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder. All necessary action has been taken by the Company to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is or will be a party and the Transaction. This Agreement and each other Transaction Document to which the Company is or will be a party constitutes, or upon its execution will constitute, a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by the Enforceability Exceptions. The Company has made available to Buyer correct and complete copies of resolutions adopted by the board of directors/managers, as applicable, and members of the Company authorizing the execution and delivery of this Agreement and each other Transaction Document and the consummation of the Transaction, which are in full force and effect.

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3.3 No Conflicts; Consents.

(a) Neither the execution and the delivery by the Company of this Agreement or any other Transaction Document to which the Company is or will be a party, nor the consummation of the Transaction by the Company, will: (i) materially violate or conflict with any Permit, Order or other restriction, or Law to which the Company is subject; (ii) materially violate or conflict with any provisions of any of the Governing Documents, as amended to date, of the Company; (iii) except as set forth in Section 3.3(a) of the Disclosure Schedule, violate, conflict with or constitute a default under, or result in the termination of or accelerate the performance required by any terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, Contract or other instrument of the Company, or by which the Company, or any of its assets, are bound except as would not be material to the Company; or (iv) result in the creation of any Lien on the material assets or properties of the Company.

(b) Except as set forth in Section 3.3(b) of the Disclosure Schedule and for any consents, approvals, authorizations, registrations, qualifications or filings the failure of which to obtain would not be material to the Company, no consent, approval, Order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity or other Person on the part of the Company is required in connection with the consummation of the Transaction.

3.4 Corporate Records.Correct and complete copies of the Governing Documents of the Company have been made available to Buyer.

3.5 Capitalization.

(a) As of the date hereof and as of the Closing, the Company Interests constitute all of the outstanding Equity of the Company. The Company Interests have been duly and validly authorized and issued, are fully paid and nonassessable, and are held of record and owned beneficially by Seller as set forth on Section3.5(a) of the Disclosure Schedule. The Company Interests were issued in compliance with all applicable Laws governing the issuance of securities and were not issued in violation of (or subject to) any preemptive rights, rights of first refusal or offer or other similar rights. The Company has no outstanding or authorized Equity Equivalents, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other Contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its Equity or Equity Equivalents. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its Equity or Equity Equivalents. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no declared and unpaid dividends or other distributions on any Equity or Equity Equivalents.

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(b) Section 3.5(b) of the Disclosure Schedule sets forth, other than the Governing Documents of the Company, any limited liability company agreement, agreements among members, voting trust, proxy or other voting agreement relating to any Equity or Equity Equivalents of the Company or any entity in which the Company has any Equity, Equity Equivalent or debt interest, and the Company has made available to Buyer complete (in all material respects) copies of all such agreements. The Company does not, directly or indirectly, own or have any interest in, and has never directly or indirectly owned or had any interest in, the Equity or Equity Equivalents of any Person.

3.6 Joint Ventures.The Company is not a participant in any joint venture, partnership or similar arrangement.

3.7 Compliance. The Company is, and at all times since December 1, 2020 has been, in compliance in all material respects with: (i) its Governing Documents; and (ii) all Laws and Orders applicable to its business, operations, employment requirements, properties or assets, provided that the foregoing does not constitute any representation or warranty regarding the non-Infringement of Intellectual Property, which is solely the subject of Section3.14(c). No written notices have been received by and, to the Knowledge of the Company, no claims have been filed or Proceedings initiated against the Company alleging a material violation of or non-compliance with any Laws or Orders. Since December 1, 2020, the Company has not conducted any internal investigation with respect to any actual, potential or alleged material violation of any Law or Order by the Company, or any of its officers, directors or employees.

3.8 Financial Statements.

(a) Attached to Section 3.8(a) of the Disclosure Schedule are true, correct and complete copies of Seller’s: (i) audited balance sheet, and the related statements of operations and cash flows at December 31, 2021 and December 31, 2022, for the fiscal years then ended (the “Audited Financial Statements”); and (ii) unaudited balance sheet and statement of operations and cash flow as at and for the 11-month period ended November 30, 2023 (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including the notes thereto, if any) have been prepared from, and are consistent with, the books and records of the Company, which books and records have been maintained in good faith, and present fairly, in all material respects, the financial position of the Company as of the dates thereof, and the results of its operations and its cash flows for the periods then ended in accordance with GAAP, except that the Interim Financial Statements are subject to normal and recurring year-end adjustments, none of which are anticipated to be, individually or in the aggregate, material in amount or effect and do not include footnotes. Since January 1, 2023, there has been no change in any of the accounting policies, practices or procedures of the Company, except as required by GAAP.

(b) The Company does not have any Liability required to be accrued for financial accounting purposes on a balance sheet prepared in accordance with GAAP, except for Liabilities: (i) that are disclosed in the Financial Statements; (ii) that have been incurred since the date of the Interim Financial Statements in the Ordinary Course; (iii) that are executory obligations under the Contracts of the Company; (iv) arising out of this Agreement and the Transaction; (v) that are not, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company or the operation of its business as conducted prior to the Closing; or (vi) as set forth on Section 3.8(b) of the Disclosure Schedule.

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(c) The Company has established and adhered to a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting. There has never been any claim or allegation made in writing or, to the Knowledge of the Company, orally regarding: (i) any significant deficiency or material weakness in any system of internal accounting controls used by the Company; or (ii) any fraud or other wrongdoing that involves any of the management or other employees of the Company who have or have had a role in the preparation of financial statements or the internal accounting controls used by the Company.

(d) Section 3.8(d) of the Disclosure Schedule sets forth a list of all material Indebtedness of the Company as of the date of this Agreement and identifies for each item of such Indebtedness the outstanding principal and accrued but unpaid interest as of the date of this Agreement.

(e) Except as set forth in Section 3.8(e) of the Disclosure Schedule (such items set forth in Section 3.8(e) of the Disclosure Schedule, the “COVID Relief Funds”), the Company has not taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under any COVID-19 Legislation, (including, for the avoidance of doubt, any loan, grant, or other financial assistance pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program, or Public Health and Social Services Emergency Fund for relief under Division B of Public Law 116-127 (HSS)). As of the date, if applicable, on which the Company submitted its application for any such COVID Relief Funds: (i) the Company’s application documentation (and all certifications made therein) were true and accurate, and were made in compliance in all material respects with all applicable Laws and other requirements of any COVID-19 Legislation; and (ii) the Company met all eligibility requirements for receiving the COVID Relief Funds. The Company has managed and deployed all such applicable proceeds therefrom in compliance in all material respects with all applicable Laws governing the COVID Relief Funds, as applicable. All COVID Relief Funds not repaid in full on or prior to the Closing are eligible for forgiveness under the terms of such COVID Relief Funds. To the Knowledge of the Company, the Company is not currently the subject of an audit, investigation or other inquiry by any Governmental Entity with respect to such COVID Relief Funds.

(f) To the Company’s Knowledge, the Company has no outstanding Liability under any escheat or unclaimed property Law.

3.9 Tax Matters.Except as set forth in Section 3.9 of the Disclosure Schedule:

(a) The Company has timely filed all income and other material Tax Returns required to have been filed, and all such Tax Returns are true, complete and correct in all material respects.

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(b) The Company has timely paid all income and other material Taxes which have become due and payable by it (whether or not shown as due on any Tax Return).

(c) The Company has: (i) timely and properly withheld and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing (or, if applicable, income allocated to) to any employee, independent contractor, creditor, member or equityholder, or other Third Party; and (ii) has complied in all material respects with all applicable Laws relating to the reporting and recordkeeping requirements related to any Taxes required to be so withheld and paid. The Company has properly collected, remitted, and reported all material sales, use, value added, excise, and similar Taxes required to be collected, remitted, and reported by it, and has complied in all material respects with all applicable Laws relating to such collection, remittance, and reporting, including obtaining and maintaining properly completed exemption certificates.

(d) There are no Liens for Taxes upon the Company or any of its properties or assets except for Permitted Liens.

(e) The Company has not been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code or any similar provision of state, local or foreign Law) or included in a combined, consolidated, unitary or similar Tax Return, in each case, other than any group of which the Company is the common parent.

(f) There is no Proceeding, deficiency or adjustment of which the Company has received written notice now pending against the Company in respect of any Tax, and there are no matters under audit or appeal with any Taxing Authority with respect to Taxes of the Company. The Company has not waived any statute of limitations on or extended the period of assessment or collection of any Tax, which waiver or extension is currently in effect. The Company is not a beneficiary of any currently effective extension of time within which to file any Tax Return. There is no power of attorney with respect to the Company for any Tax matter that will remain in force after the Closing.

(g) No written claim has been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(h) The Company: (i) has no Liability for the Taxes of any Person as a transferee or successor, by Contract (other than any such Contract entered into in the Ordinary Course and the principal purpose of which is not the allocation or sharing of Taxes) or by Law; (ii) is not party to or bound by and has no obligations under any Tax allocation, Tax sharing, Tax indemnification or other similar Contract (other than any such Contract entered into in the Ordinary Course and the principal purpose of which is not the allocation or sharing of Taxes).

(i) The Company is properly classified, and has been so classified since the date of its formation, as a disregarded entity for U.S. federal and applicable state and local income Tax purposes and there have been no actions taken or elections made to the contrary.

(j) The Company has never had any branch, agency or permanent establishment in any non-U.S. jurisdiction.

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(k) In the two years prior to the date of this Agreement, the Company has not distributed stock of another Person, or has had its Equity distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(l) The Company has never been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2) (or any similar provisions of state, local or foreign Law).

(m) The Company is not presently and has not within the past three years been a party to any joint venture, partnership or other Contract or arrangement that could be treated as a partnership for U.S. federal (or applicable state, local or foreign) income Tax purposes.

(n) The Company has not made any election to defer any payroll, social security, unemployment, withholding or other Taxes pursuant to any COVID-19 Legislation and the aggregate amount of any payroll Tax credits claimed by the Company (whether by reducing employment Tax deposits, claiming such credits on any payroll Tax Return, requesting any advance credit payment or otherwise) under any COVID-19 Legislation does not exceed the aggregate amount of payroll Tax credits the Company is entitled to receive under such COVID-19 Legislation.

(o) The Company has complied with all requirements for all Tax holidays and similar Tax benefits that have current applicability to the Company and no such Tax holiday or similar Tax benefits will terminate or be subject to recapture or carryback by reason of the Transaction.

(p) To the Company’s Knowledge, the Company has not participated in any international boycott as defined in Section 999 of the Code.

(q) The Company will not be required to include any item of income or exclude any item of deduction for any taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) a change in method of accounting made prior to the Closing; (ii) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) a “closing agreement,” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing; (iv) an installment sale or open transaction disposition made prior to the Closing; or (v) any prepaid amount received or deferred revenue accrued prior to the Closing.

This Section3.9 and Section3.21 constitute the sole and exclusive representations and warranties of the Company with respect to Taxes, and no other representation or warranty contained in any other section of this Agreement shall apply to any such Tax matters. For purposes of this Section 3.9, “material” means an amount equal to or greater than $1,000,000 USD. With the exception of the representation regarding Tax classification of the Company pursuant to Section 3.9(i), nothing herein shall be construed as a representation or warranty with respect to (i) the amount or availability in a Tax period (or portion thereof) beginning after the Closing Date of any Tax attribute, asset, or benefit, or (ii) any Tax positions that Buyer or any of its Affiliates (including the Company) may take in or in respect of a Tax period (or portion thereof) beginning after the Closing Date.

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3.10 Litigation. Except as set forth on Section 3.10 of the Disclosure Schedule, December 1, 2020: (a) there have been no material Proceedings (i) pending or, to the Knowledge of the Company, threatened against the Company, or any of its properties or assets or to the Knowledge of the Company against any of its directors, officers or employees (in each case, in their capacity as such) or (ii) initiated or threatened by or on behalf of the Company; and (b) the Company has not received written notice or, to the Knowledge of the Company, oral notice of any material action, suit or formal Proceeding against the Company, or any of its properties or assets. To the Knowledge of the Company, there exist no facts or circumstances that are reasonably likely to result in a material Proceeding becoming pending or threatened against the Company, any of its material properties or assets or, to the extent related to the business of the Company, any of the directors, managers, officers or employees of the Company.

3.11 Permits. The Company has all material franchises, permits, licenses, registrations, variances, security clearances, authorizations, certificates, accreditations, and any similar material authority granted by a Governmental Entity (collectively “Permits”) necessary for the conduct of its business as now being conducted by it or the ownership of and operations on its properties or assets. Section 3.11 of the Disclosure Schedule sets forth a complete list of all such Permits. The Company has not received written notice of any pending Proceedings which could reasonably be expected to result in the revocation, cancellation, suspension or any materially adverse modification of any such Permits. The Company is, and since December 1, 2020, has been, in compliance in all material respects with all terms and conditions of all Permits applicable to its businesses, employees, operations, properties or assets. To the Company’s Knowledge all of such Permits are valid, binding, in full force and effect and will remain valid, binding, in full force and effect and will be available for use by the Company immediately after the Closing except as would not be material to the Company.

3.12 Real Property. The Company does not own, and has never owned, any fee interest in real property. Section 3.12 of the Disclosure Schedule lists all real property leased, licensed or subleased to the Company or for which the right to use or occupy has otherwise been granted to the Company (the “Leased Real Property”) and all real property subleased by the Company to any Third Parties. The Company has made available to Buyer correct and complete copies of the leases and subleases, if any, each as amended to date, pertaining to each of the properties which are listed in Section 3.12 of the Disclosure Schedule (the “Real Property Leases”). With respect to the Leased Real Property:

(a) each Real Property Lease is in full force and effect and, to the Knowledge of the Company, is binding, and enforceable against each of the parties thereto in accordance with their respective terms subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other Laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity;

(b) the Company, and, to the Knowledge of the Company, any other party to any Real Property Lease has complied in all material respects with such Real Property Lease;

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(c) the Company and, to the Knowledge of the Company, any counterparty to any Real Property Lease is or alleged to be in breach or default in any material respect under any Real Property Lease;

(d) the Company has not received written notice of any condemnation or eminent domain Proceeding pending or threatened against such property or any part thereof;

(e) to the Knowledge of the Company, the Company has good and valid leasehold interest in and to all of the Leased Real Property, free and clear of all Liens except for Permitted Liens; and

(f) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

The Company has not waived any rights under any Real Property Lease that would be in effect on or after the date of this Agreement and which would be materially adverse to the Company. To the Knowledge of the Company, no event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the other party to any Real Property Lease to declare a default or to accelerate, or which does accelerate, the maturity of any Liability of the Company under any Real Property Lease. To the Knowledge of the Company, each parcel of Leased Real Property is in good operating condition and repair, subject to ordinary wear and tear (consistent with the age of such Leased Real Property). This Section3.12 constitutes the sole representation and warranty of Seller and the Company under this Agreement with respect to real property.

3.13 Personal Property; Title to Assets.

(a) Except as set forth in Section 3.13 of the Disclosure Schedule, the Company has good, marketable and valid title to, a valid and binding leasehold interest in, or a valid and binding license or other contractual right to use, the assets, tangible or intangible, shown on the Interim Financial Statements or acquired thereafter, free and clear of all Liens, other than any Permitted Liens. Each material tangible asset owned or leased by the Company has been maintained in accordance with normal industry practice, and is in good operating condition and repair, ordinary reasonable wear and tear excepted, and is adequate for the business conducted by the Company. The properties, assets, and rights used or held for use by the Company are reasonably sufficient for the conduct of the business of the Company as currently conducted. In the last 12 months, the Company has not experienced any damage, destruction or other casualty loss, in any case or in the aggregate, in an amount exceeding $75,000, whether or not covered by insurance. Immediately following the Closing, all of such properties, assets and rights will be owned, leased or available for use by the Company on terms and conditions identical or substantially identical to those under which, immediately prior to the Closing, the Company owned, leased, used or held available for use such properties, assets and rights. No Person other than the Company owns or has leased any personal property situated on any premises of the Company that is material to the business of the Company.

(b) With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any Liens, other than Permitted Liens.

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(c) For the avoidance of any doubt, notwithstanding anything to the contrary herein, the representations and warranties set forth in this Section3.13 shall not apply to Intellectual Property.

3.14 Intellectual Property.

(a) Section 3.14(a) of the Disclosure Schedule sets forth a complete and accurate list of all Registered Intellectual Property and a description of all unregistered Trademarks and Software that in each case are owned by the Company and material to the operation of the Company’s business as currently conducted. “Registered Intellectual Property” means any Owned Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Entity at any time. To the Knowledge of the Company, the Owned Intellectual Property is subsisting, valid, and enforceable. Except as otherwise set forth in Section 3.14(a) of the Disclosure Schedule, as of the date of this Agreement, all required registration, maintenance and renewal fees in connection with the Registered Intellectual Property have been paid and all required documents and certificates in connection with the foregoing have been filed with the relevant Intellectual Property authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting, and maintaining the foregoing. To the Knowledge of the Company, no loss or expiration of any issued Patents or registered Copyrights and Trademarks is reasonably foreseeable.

(b) (i) Except as set forth in Section 3.14(b) of the Disclosure Schedule, the Company exclusively owns and possesses all right, title and interest in and to the Owned Intellectual Property, and (ii) the Company has sufficient rights to all other Intellectual Property used in, held for use in, or necessary for the operation of the Company’s business as currently conducted, in each case of clauses (i) and (ii), free and clear of all Liens, other than Permitted Liens, provided that the foregoing does not constitute any representation or warranty regarding the non-Infringement of Intellectual Property, which is solely the subject of Section3.14(c).

(c) To the Knowledge of the Company, the conduct of the business of the Company, or any Company Product (including any development, manufacture, reproduction, performance, display, marketing, distribution, importation, offer for sale, sale, license or use thereof) does not infringe, misappropriate, dilute or violate (“Infringe”), and, since December 1, 2020, has not Infringed any Intellectual Property rights of any Third Parties. There is not, and, since December 1, 2020 there has not been, any Proceeding pending, threatened in writing, or to the Knowledge of the Company, threatened orally by or against the Company, and, since December 1, 2020, the Company has not received any written or, to the Knowledge of the Company, oral offer of a license or release, charge, complaint, claim, demand or notice (i) alleging or implying that it has infringed or misappropriated any Intellectual Property rights of any Third Party (including any claim that the Company must license or refrain from using any Intellectual Property rights of any Third Party), or (ii) contesting or seeking to deny or restrict the validity, use, ownership or enforceability of any Owned Intellectual Property.

(d) Except for (i) commercially available “off the shelf” Software, (ii) any Intellectual Property licensed by a Third Party to the Company pursuant to a Company IP Agreement entered in the Ordinary Course, and (iii) open source Software, Section 3.14(d) of the Disclosure Schedule identifies each item of Licensed Intellectual Property that is owned by any Third Party and material to the operation of the Company’s business as currently conducted. The Company has made available to Buyer correct and complete copies of all Company IP Agreements (as amended to date) pursuant to which the Company is granted a license to such Licensed Intellectual Property.

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(e) Section 3.14(e) of the Disclosure Schedule lists all Company IP Agreements pursuant to which the Company has granted any license or option to any Third Party with respect to Company Owned Intellectual Property other than (i) any license or option granted to a Governmental Entity pursuant to any Government Contract (ii) any licenses granted to the Company’s customers and end users in the Ordinary Course, (iii) any license or option granted in a Company IP Agreement to a Third Party performing services for the Company as a subcontractor pursuant to the Company IP Agreement and (iv) any non-exclusive license of Intellectual Property granted in the Ordinary Course that is merely incidental to the Contract.

(f) To the Knowledge of the Company, all Company IP Agreements are legal, valid, binding, and enforceable against the Company and the other parties thereto (other than the Company). The Company, and to the Knowledge of the Company, any other party to a Company IP Agreement has complied in all material respects with each Company IP Agreement.

(g) The Company has taken commercially reasonable steps under the circumstances to protect, preserve and maintain Trade Secrets in the Owned Intellectual Property. To the Knowledge of the Company, no Trade Secrets material to the Company’s operation of the business as currently conducted have been disclosed by the Company or authorized by the Company to be disclosed to any Person, other than in the Ordinary Course pursuant to a confidentiality agreement. To the Knowledge of the Company, no such Person is in breach of any such confidentiality obligation.

(h) The Company Systems are reasonably sufficient in all material respects for the immediate and currently-anticipated future needs of the Company. Since December 1, 2020, there have been no material failures, breakdowns, or continued substandard performance of any Company Systems which have caused the material disruption or interruption in or to the use of the Company Systems or the operation of the business of the Company. The Company has taken commercially reasonable precautions designed to: (i) protect the confidentiality, integrity and security of the Company Systems and all information stored or contained therein or transmitted thereby from any theft, corruption, loss or unauthorized use, access, interruption or modification by any Person; and (ii) ensure that all Company Systems and Company Products are (A) fully functional and operate and run in a reasonable and efficient business manner in all material respects, and (B) free from any material bug, virus, malware or programming, design or documentation error or corruption or defect. To the Knowledge of the Company, there has been no data security breach of any IT asset that resulted in material unauthorized access, use, acquisition or disclosure of any information (other than Personal Information), owned, used, stored, received or controlled by or on behalf of the Company.

(i) No Owned Intellectual Property material to the operation of the Company’s business as currently conducted were (in whole or in part) authored, created, conceived, developed, or reduced to practice by or on behalf of, or with any personnel, grants, funds, facilities, Intellectual Property rights, or other resources of any Sponsor, and no Person who was involved in, or who contributed to, the authorship, creation, conception, development, or reduction to practice of such material Owned Intellectual Property for the Company is obligated to assign rights to such material Owned Intellectual Property to the Sponsor. No Sponsor has any valid ownership claim or right in or to such material Owned Intellectual Property.

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3.15 Absence of Changes. Since December 31, 2022: (a) there has occurred no result, occurrence, fact, change, event or effect that has had, or would reasonably be expected to have, a Material Adverse Effect; and (b) through the date of this Agreement, the Company has conducted its businesses in the Ordinary Course.

3.16 Banking Relationships.Set forth on Section 3.16 of the Disclosure Schedule are the names and locations of all banks and other financial institutions in which the Company has accounts, lines of credit, safety deposit boxes and, with respect to each account, line of credit, and safety deposit box, the names of all Persons authorized to draw thereon or to have access to, as well as the account numbers.

3.17 Material Contracts.

(a) Set forth on Section 3.17(a) of the Disclosure Schedule (which lists Contracts by each applicable subsection referenced below in this Section3.17) is a list of all Contracts, whether written or oral, to which the Company is a party or (other than Government Contracts, including the agreements or arrangements covered by Sections 3.18(a)(i) or 3.18(a)(ii)) by which the Company or any of its properties or assets is bound as of the date hereof (each of such Contracts and agreements set forth on Section 3.17(a) of the Disclosure Schedule, a “Material Contract” and collectively, the “Material Contracts”), of the following categories:

(i) any Contract (or group of related Contracts) that required payments in calendar year 2022 or required or will require payments in calendar year 2023 by or to the Company in excess of $75,000, including any Contract (or group of related Contracts) for the purchase or sale of raw materials, goods, commodities, utilities, equipment, supplies, products or other personal property, or for the furnishing or receipt of services;

(ii) any partnership agreement, joint venture agreement or stockholders’ agreement; any Contract that provides for “earn-outs” or other contingent payments; and any Contract entered into since December 1, 2020 relating to the acquisition or disposition by the Company of any operating business;

(iii) any Contract with Seller or any Affiliate of the Company or Seller or with any consultant, employee, officer or director (other than as set forth in clause (iv) below);

(iv) any employment, retention, personal services, consulting, severance, golden parachute or similar Contract with or for the benefit of officers, directors, employees, consultants or agents;

(v) any guaranty, surety or performance bond or letter of credit issued or posted, as applicable, by the Company; any Contract evidencing or governing Indebtedness of the Company or providing for the creation of any Lien upon any of the property or assets of the Company; any Contract (A) relating to any loan or advance to any Person which is outstanding as of the date of the Agreement or (B) obligating or committing the Company to make any such loans or advances; and any currency, commodity or other hedging or swap Contract;

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(vi) any Contract containing covenants restricting competition which have the effect of prohibiting the Company from freely engaging in any business or in any geographic area; any Contract that contains “most favored nations” pricing terms, or requires the Company to deal exclusively with, or grants exclusive rights, rights of first offer, rights of first refusal or similar rights to, any customer, vendor, supplier, distributor, contractor or other party; any Contract that includes minimum purchase conditions or requirements, in either case that exceed $75,000 in any calendar year;

(vii) any Contract that involves non-cancelable commitments to make capital expenditures in excess of $75,000 annually;

(viii) any Contract under which the Company is a (A) lessee of or holds or operates any personal property, owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $75,000 or (B) lessor of or permits any other Person (other than the Company) to hold or operate any personal property owned or controlled by it;

(ix) any collective bargaining agreement or any other Contract with any labor union, works council, trade association or other agreement or Contract with any employee organization;

(x) any agent, sales representative, referral, marketing or distribution agreement or any other agreement that requires payment by or to Company of referral fees, commissions or other monetary or non-monetary compensation in respect of a referral;

(xi) any Contract that contains any “non-solicitation”, “no hire” or similar provisions which restrict the Company from soliciting, hiring, engaging, retaining or employing any other Person’s current or former employees;

(xii) any settlement, conciliation or similar agreement under which there are continuing obligations or Liabilities on the part of the Company;

(xiii) any Contract for the disposition of any portion of the assets or business of the Company (other than sales of products in the Ordinary Course) or for the acquisition by the Company of the assets or business of any other Person (other than purchases of inventory, supplies or components in the Ordinary Course);

(xiv) any Contract wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guarantee, or otherwise assume or incur any obligation or Liability and such obligation or duty is uncapped or otherwise not limited (including by reference to standard of conduct) or provides a right of rescission;

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(xv) any Contract containing any provision or covenant that binds or purports to bind Affiliates of the Company or that would otherwise bind or purport to bind Buyer or any of its Affiliates after the Closing;

(xvi) any Contract between or among the Company, on the one hand, and any of Seller or their respective Affiliates (other than the Company), on the other hand, or any Contract between the Company, on the one hand, and any current officer, director, manager or employee of the Company (other than employment and employment-related Contracts made in the Ordinary Course), on the other hand;

(xvii) any Contract pursuant to which any Person (other than employees of the Company) has authored, created, conceived, developed or reduced to practice any material Owned Intellectual Property for, on behalf of or under the direction or supervision of, the Company; and

(xviii) any binding commitment or arrangement to enter into any of the foregoing.

(b) The Company has made available to Buyer a correct and complete copy of each Material Contract (or a description if unwritten) (as amended to date and including any purchase orders, statements of work, task orders and other similar agreements relating to such Material Contract). Each Material Contract was duly authorized, executed and delivered by or on behalf of the Company and, to the Knowledge of the Company, each other party thereto. Each of the Material Contracts is in full force and effect and: (i) constitutes a valid, binding and enforceable obligation of the Company and, to the Knowledge of the Company, the other parties thereto subject to the Enforceability Exceptions; (ii) the Company is not and, to the Knowledge of the Company, is not alleged to be, in material breach of or default in any material respect under any Material Contract; and (iii) to the Knowledge of the Company, no counterparty is in breach of or default in any material respect under any Material Contract. The Company has not received written notice of an intention by a counterparty to a Material Contract of an intention to terminate such Contract or materially amend the terms of such Contract, other than in the Ordinary Course. The Company has not waived any material rights under any Material Contract. To the Knowledge of the Company, no event has occurred which either entitles, or would, with notice or lapse of time or both, entitle any counterparty to any Contract to which the Company is or was a party to declare a breach, default or violation under, or make an indemnification claim against the Company with respect to, any such Contract or to terminate, modify or accelerate any terms of any Contract (including any right to accelerate the maturity of any Indebtedness of the Company under any such Contract). The Company has not received written notice of an intention by any party to any Material Contract that provides for a continuing obligation by any party thereto as of the date hereof to terminate such Contract or materially amend the terms thereof, other than modifications in the Ordinary Course.

3.18 Government Contracts.

(a) Set forth on Section 3.18(a)(i) of the Disclosure Schedule is a list of each Government Contract that required payments in calendar year 2022 or required or will require payments in calendar year 2023 by or to the Company in excess of $75,000, including the contract number and award/effective date, all parties to the contract and whether the contract is a Government Prime Contract or Government Subcontract. Set forth on Section 3.18(a)(ii) of the Disclosure Schedule is a list of each outstanding Bid that, if accepted, will require payments in calendar year 2023 by or to the Company in excess of $75,000, including whether the Bid is for a Government Prime Contract or a Government Subcontract and the customer program name. Set forth on Section 3.18(a)(iii) of the Disclosure Schedule is a list of each outstanding teaming agreement or existing joint venture agreement. Except as prohibited by Law, the Company has made available to Buyer correct and complete copies of all such Government Contracts listed on Section 3.18(a)(i) of the Disclosure Schedule (including all related task orders and delivery orders), all such Bids submitted by the Company listed on Section 3.18(a)(ii), and all such teaming agreements and joint venture agreements, if any, listed on Section 3.18(a)(iii) of the Disclosure Schedule. All Government Contracts and any joint venture agreements constitute valid and binding obligations of the Company and, to the Knowledge of the Company, of the other party or parties thereto, and are enforceable in accordance with its terms, subject to the Enforceability Exceptions, and all Bids and teaming agreements were made in the Ordinary Course.

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(b) With respect to each Government Contract and Bid: since December 1, 2020 (i) the Company has complied in all material respects with (x) all terms and conditions of each Government Contract and Bid and (y) any requirements of Law pertaining to each Government Contract and Bid; and (ii) each representation and certification executed by the Company pertaining to each Government Contract and Bid was true and correct in all material respects as of its effective date and, to the Knowledge of the Company, all such representations and certifications have continued to be current, accurate and complete in all material respects to the extent required by the terms of each Government Contract, Bid or Law.

(c) Since December 1, 2020, there is, and has been, no: (i) audit, indictment, or information, or, to the Knowledge of the Company, administrative, civil Fraud or criminal investigation by any Governmental Entity relating to any Government Contract or Bid; (ii) disputes between the Company and a Governmental Entity which have resulted in a government contracting officer’s final decision; or (iii) claim or request for equitable adjustment by the Company against a Governmental Entity. To the Knowledge of Company, there is no pending or threatened audit or investigation of the Company by any Governmental Entity with respect to any alleged material misstatement, omission or violation of Law arising under or relating to a Government Contract or Bid. The Company has not conducted or initiated any internal investigation, or made a mandatory or voluntary disclosure to the United States Government or other customer or any prime contractor or higher-tier subcontractor, with respect to any alleged misstatement or omission arising under or relating to any Government Contract or Bid.

(d) There are no outstanding material claims or requests for equitable adjustment by or against the Company, on the one hand, and a Governmental Entity, prime contractor, subcontractor or vendor, on the other hand, arising under any Government Contract or Bid. The Company has not initiated or received written notice of material disputes between the Company and a Governmental Entity under any Law or between the Company and any Governmental Entity, prime contractor, subcontractor or vendor arising under any such Government Contract. Since December 1, 2020, the Company has not received any notice of termination for convenience or default of any Government Contract, in whole or in part and, to the Knowledge of the Company, no such termination has been threatened.

(e) The Company is not, and has not been, and, to the Knowledge of the Company, none of the Company’s officers, directors, managers or other persons having primary management or supervisory responsibility, is or has been, debarred, suspended, deemed non-responsible or otherwise excluded from participation in the award or performance of any Government Contract, nor, to the Knowledge of the Company, has any debarment, suspension or exclusion Proceeding been initiated against the Company.

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(f) Section 3.18(f) of the Disclosure Schedule sets forth a complete list of all organizational conflict of interest (“OCI”) mitigation plans entered into in connection with any Government Contract to the extent the Company has any continuing obligations under such OCI mitigation plan. Since December 1, 2020, to the Knowledge of the Company, the Company has not had access to competitively sensitive, non-public information related to any procurement for a Government Contract, or provided systems engineering, technical direction, consultation, technical evaluation, source selection services, or services of any type, prepared specifications or statements of work, or engaged in any other conduct, that would create an unmitigated OCI for the Company as of the Closing Date with respect to those Government Contracts to which the Company is a party.

(g) The Company does not currently hold any Government Contract that was awarded in whole or in part on the Company’s status as a small business, a small disadvantaged business, a woman-owned business, a veteran-owned small business, a service-disabled veteran-owned small business, a historically under-utilized business zone small business, or a Small Business Administration Section 8(a) program participant. Any representation made by the Company about its size or socioeconomic status was accurate, complete, and in compliance with all applicable Laws at the time it was made. The Company has not been the subject of a Small Business Administration (“SBA”) certificate of competency, size determination, size protest, size appeal or a review of eligibility of any status under the administration of the SBA. The Company has complied in all material respects with any applicable limitations on subcontracting in connection with any Government Contract.

(h) In connection with each Government Contract and Bid, the Company has not received written notice challenging any proprietary markings or rights asserted by the Company in connection with any technical data, computer Software, or other Intellectual Property.

(i) To the Knowledge of the Company, the Company has not received any adverse or negative past performance evaluations or ratings by any Governmental Entity, and, to the Knowledge of the Company, no facts exist that could result in any adverse or negative past performance evaluation or rating by any Governmental Entity regarding any Government Contract, or that could affect the evaluation of any Bid.

(j) The Company has not, nor to the Knowledge of the Company, have any of its employees has made or accepted anything of value, directly or indirectly, to or from any Person in violation of applicable Laws, including (but not limited to) Laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions.

(k) Neither any Governmental Entity nor any prime contractor or higher-tier subcontractor under a Government Contract nor any other Person: (i) has notified the Company in writing of any actual or alleged violation or breach of any Law or Government Contract; (ii) has withheld or set off, or, to the Knowledge of the Company, attempted to withhold or set off, monies due to the Company under any Government Contract, and no facts or allegations exist that could give rise to such a withhold or set off; or (iii) to the Knowledge of the Company, has questioned or disallowed any costs claimed by the Company under outstanding Government Contracts, and no facts or allegations exist that could give rise to any such disallowed costs.

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(l) Since December 1, 2020, to the Knowledge of the Company, the Company has not been issued a show cause, cure, deficiency, default or similar notice from any Governmental Entity or any prime contractor or higher-tier subcontractor relating to any Government Contract, and, no facts or, to the Knowledge of the Company, allegations exist that could give rise to such a notice.

(m) The Company has not assigned or agreed to assign to any Person, or otherwise encumbered or agreed to encumber for the benefit of any Person, any right, title, or interest in or to any Government Contracts, or any account receivable relating thereto. The Company has not entered into financing arrangements with respect to the performance of any outstanding Government Contract.

(n) The Company is not performing at-risk under a Government Contract or for a prospective Government Contract; for the avoidance of doubt, “performing at-risk” means incurring direct costs, other than costs as defined in FAR 31.205-32, at a Person’s sole risk prior to or in anticipation of and without obligation of funding under a Government Contract.

(o) The Company does not use any covered articles (as defined in FAR 52.204-23), telecommunications or video surveillance equipment, or services, (as defined in FAR 52.204-25) or provide covered articles, telecommunications or video surveillance equipment, or services to the U.S. Government.

(p) Since December 1, 2020, the Company has complied with all applicable prevailing wage requirements at both the federal and state level (including, but not limited to, any applicable Davis-Bacon Act wage determinations flowed down by higher-tier federal government contractors), as well as any applicable cost principles or obligations to account for the use of federal funds paid under its Government Contracts.

3.19 Insurance. Set forth on Section 3.19 of the Disclosure Schedule is a list of all policies of insurance (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements but not including any policy with respect to a Company Benefit Plan set forth on Section 3.21(a) of the Disclosure Schedule) to which the Company is a party. Correct and complete (in all material respects) copies of all such policies have been made available to Buyer. With respect to each such insurance policy: (a) the policy is in full force and effect by its terms and all premiums payable under such insurance policies have been timely paid as due; (b) none of the Company, or, to the Knowledge of the Company, any other party to the policy, is in material breach or default (including with respect to the payment of premiums or the giving of notices); and (c) the Company has not received written notice or, to the Knowledge of the Company, oral notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.

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3.20 Personnel.

(a) Set forth on Section 3.20(a) of the Disclosure Schedule is a list of, as of the date hereof: (i) the name of all employees and independent contractors of the Company and the country and state in which the employee and/or independent contractor normally works; (ii) the job title, hire date(s), employee status; (iii) all employees’ current annual base salary (or with respect to individuals compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), including any bonus, and the same information for the past two calendar years; (iv) the amounts of accrued and unused leave time for each such Person; (v) the estimated or target annual incentive compensation for 2023 of each such Person; and (vi) the exempt or non-exempt classification of each such Person under the Fair Labor Standards Act and any other applicable Law regarding the payment of wages.

(b) Except as set forth on Section 3.20(b) of the Disclosure Schedule, all employees of the Company are employed “at will” such that employment can be terminated by either employer or employee at any time, for any lawful reason, with or without notice.

(c) The Company is not party to or otherwise bound by any collective bargaining agreement or relationship with any labor union, works council, trade association or other employee organization, and there is no such group which, pursuant to applicable Law, agreement or past practice, must be notified, consulted or with which negotiations need to be conducted in connection with the execution of the Transaction Documents or the Transaction. Since December 1, 2020, the Company has not: (i) experienced any strikes, work stoppages, walkouts or other material labor disputes and no such dispute is pending or, to the Knowledge of the Company, threatened; (ii) committed any material unfair labor practice; (iii) to the Knowledge of the Company, experienced any union organizational or decertification activities and no such activities are currently underway or, to the Knowledge of the Company, threatened by, on behalf of or against any labor union, works council, trade association or other employee organization with respect to employees of the Company; (iv) implemented any plant closing or layoff of employees that triggered notice requirements under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, provincial or local plant closing or mass layoff Law.

(d) Since December 1, 2020, the Company has complied in all material respects with all applicable Laws, rules and regulations which relate to wages, hours, occupational safety and health, work authorization, labor relations, equal employment opportunity, including employment discrimination, harassment, retaliation, reasonable accommodation, leaves of absence, disability rights or benefits, affirmative action, immigration (including E-Verify or state equivalents), I-9 record-keeping, and unemployment compensation, worker’s compensation, employee privacy and right to know, social security contributions, and the classification of employees as exempt or non-exempt, and the classification of workers as independent contractors, and has in all material respects paid: (i) all wages, salaries, overtime, wage premiums, bonuses, commissions, fees and other compensation due and payable to its current and former employees and independent contractors pursuant to applicable Law, Contract or policy; and (ii) all material social security contributions due and payable to a Governmental Entity in connection with the employment relationships with its current and former employees pursuant to applicable Law, Contract or policy.

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(e) To the Knowledge of the Company, no employee or independent contractor of the Company is in violation of any term of any employment Contract, confidentiality, noncompetition or other proprietary rights agreement or any other Contract relating to the right of such Person to be employed by, or provide services to, the Company.

(f) There are no pending worker’s compensation Liabilities, matters or experience that individually would reasonably be expected to result in Liability in excess of $25,000 or collectively in excess of $100,000. There is no employment-related charge, complaint, grievance, investigation or obligation of any kind pending or, to the Knowledge of the Company, threatened, in any forum, relating to an alleged violation or breach of any Law or Contract.

(g) Since December 1, 2020, to the Knowledge of the Company, no allegations or complaints (formal or informal) of: (i) harassment (including but not limited to allegations of sexual harassment); (ii) harassment on any other basis protected by Law; or (iii) discrimination or retaliation on any legally protected basis have been made to the Company against: (x) Seller, or any current officer, manager or director of the Company; or (y) any individual in his or her current capacity as an employee of the Company.

(h) Except as set forth on Section3.20(h) of the Disclosure Schedule, as of the date of this Agreement, no officer or manager of the Company and no group of employees or contractors of the Company (including salespersons) has informed the Company of any plan to terminate employment with or services for the Company, and, to the Knowledge of the Company (without any duty of inquiry), as of the date of this Agreement, no officer or manager has any current plans to terminate employment with or services for the Company.

3.21 Employee Benefits.

(a) Section 3.21(a) of the Disclosure Schedule sets forth a list of each Company Benefit Plan that is sponsored, maintained, contributed to or required to be contributed to by the Company, or to which Company has any Liability.

(b) Each Company Benefit Plan has been administered in all material respects in accordance with its governing instruments and all applicable Laws, including but not limited to ERISA and the Code.

(c) With respect to each Company Benefit Plan, other than de minimis errors relating solely to dollar amounts, all contributions, distributions, reimbursements and payments (including all employer contributions, employee salary reduction contributions, and premium payments) that are due have been made within the time periods prescribed by the terms of each Company Benefit Plan, ERISA, the Code and other applicable laws.

(d) All required reports, disclosures and descriptions (including but not limited to Form 5500 annual reports, Forms 1094-C and 1095-C, summaries of benefits and coverage, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in all material respects in accordance with the applicable requirements of ERISA and the Code with respect to each Company Benefit Plan.

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(e) (i) There have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan which could result in material Liability to the Company or any of its ERISA Affiliates; (ii) to the Knowledge of the Company, there has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) with respect to any Company Benefit Plan which could result in any Liability to the Company or any of its or their ERISA Affiliates; and (iii) neither the Company, nor its ERISA Affiliates, has received written notice of any action, suit, Proceeding, hearing or investigation relating to any Company Benefit Plan (other than routine claims for benefits).

(f) Neither the Company nor its ERISA Affiliates, has ever sponsored, maintained or contributed to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA, Section 302 of ERISA or Sections 412, 430 or 431 of the Code. Neither the Company nor its ERISA Affiliates contributes to or has any other Liability under or with respect to any “multiemployer plan” as defined in ERISA Section 3(37), or any “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA or “multiple employer plan” as described in ERISA Section 210.

(g) The Company does not sponsor or maintain an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health, life or other welfare benefits or similar coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar state or local Laws.

(h) With respect to each Company Benefit Plan, the Company has made available to Buyer correct and complete copies of the following: (i) the annual report (if required under ERISA) with respect to each such Company Benefit Plan for the last three years (including all schedules and attachments); (ii) the current summary plan description, together with each summary of material modification required under ERISA with respect to such Company Benefit Plan; (iii) current copies of each written Company Benefit Plan and all amendments thereto; (iv) for each Company Benefit Plan, all current trust agreements, insurance Contracts and similar instruments with respect to each funded or insured Company Benefit Plan and all amendments thereto; (v) any coverage, nondiscrimination and top-heavy testing reports for the last three plan years with respect to each Company Benefit Plan that is subject to coverage, nondiscrimination and/or top-heavy testing; (vi) the most recent determination or opinion letter received from the IRS, if applicable, and (vii) currently in force investment management agreements, administrative services Contracts or similar agreements relating to the ongoing administration, investment, operations or implementation of any Company Benefit Plan.

(i) Except as set forth on Section 3.21(i) of the Disclosure Schedule, the consummation of the Transaction, alone, or in combination with any other event, shall not: (i) entitle any current or former employee or other individual service provider of the Company (or the beneficiaries of such individuals) to any severance, change in control, transaction bonus, retention, or other similar payment under any Company Benefit Plan or otherwise; or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such employee or other individual service provider (or their beneficiaries), or otherwise give rise to any obligation to fund or any Liability under any Company Benefit Plan or otherwise.

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(j) No payment which is or may be made by, from or with respect to any Company Benefit Plan or otherwise to any current or former employee, officer or director of the Company in connection with the Transaction, alone, or in combination with any other event, could be subject to an excise Tax under Section 4999 of the Code.

(k) No indemnity or gross-up obligation on or after the Closing for any Taxes imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local, or non-U.S. Tax Law) has been provided or otherwise promised by the Company. Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with, and is in documentary compliance with, Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder in all material respects. Section 3.21(k) of the Disclosure Schedules sets forth a list of each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code).

(l) Each Company Benefit Plan that is sponsored by the Company that is an “employee benefit plan” (as defined in Section 3(3) of ERISA) is terminable at the sole discretion of the Company in accordance with the terms of such plan.

(m) The Company is not a party to any Contract or arrangement to pay, indemnify or make any payment with respect to any Tax Liabilities of any director, officer or other employee or contractor of the Company or Seller (excluding obligations to withhold and pay payroll Taxes required under applicable Law).

(n) To the Knowledge of the Company, no employee or other service providers to the Company holds Equity or Equity Equivalents in the Company that is non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

3.22 Environmental Matters. The Company: (i) is in compliance, and at all times since December 1, 2020 has complied, in all material respects with all applicable Environmental Laws; (ii) has not, since December 1, 2020, received any written notice, demand letter or request for information from any Governmental Entity asserting a material violation of or material Liability under, any Environmental Law, and the Company is not subject to any pending or, to the Knowledge of the Company, threatened material claim, action, suit, or Proceeding under any Environmental Law; (iii) to the Knowledge of the Company, has not disposed of or released any Hazardous Substances on, in or under any real property that would reasonably be expected to require remediation under Environmental Laws or that has resulted in an environmental condition for which the Company has any material Liability; (iv) has not arranged for offsite disposal of any Hazardous Substances that could reasonably be expected to give rise to any material Liability of the Company under any Environmental Laws; and (v) since December 1, 2020, has not conducted any written environmental investigation, study, test, audit, review or other analysis in relation to the current or prior business of the Company. This Section3.22 constitutes the sole representation and warranty of Seller and Company under this Agreement with respect to environmental matters.

3.23 Certain Business Relationships with the Company. Except as set forth on Section 3.23 of the Disclosure Schedule, no Related Person: (i) owns, directly or indirectly, any interest in any Person that is a competitor, supplier or customer of the Company; (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible that is utilized by, or in connection with the business of, the Company; (iii) is a customer of, or supplier, vendor, lessor or licensor to, the Company; (iv) directly or indirectly has an interest in or is, or since December 1, 2020 has been, a party to any Contract pertaining or relating to the Company (excluding employment-related Contracts entered into in the Ordinary Course in the case of a Related Person who is an employee of the Company); (v) has borrowed money from or loaned money to the Company (except for advances or incurrence of reimbursable business expenses in the Ordinary Course); (vi) has a claim or cause of action against the Company or its business.

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3.24 Material Customers. Section 3.24 of the Disclosure Schedule lists the ten largest customers (based on net revenue received by the Company) for each of the most recently completed fiscal year and the current fiscal year-to-date (each, a “Material Customer”). Except for completions or expirations of Contracts in accordance with their terms or as otherwise set forth on Section 3.24 of the Disclosure Schedule, since January 1, 2022, no Material Customer has notified the Company in writing that it shall stop, or materially decrease the rate of, buying products and services from the Company. Since January 1, 2022, no Material Customer has made an indemnification or similar claim against the Company in writing. The Company is not currently involved in any material dispute with any Material Customer.

3.25 Material Vendors. Section 3.25 of the Disclosure Schedule lists the ten largest suppliers and vendors of the Company (based on total amount purchased from such supplier or vendor) for each of the most recently completed fiscal year and the current fiscal year-to-date (each, a “Material Vendor”). Except for completions or expirations of Contracts in accordance with their terms or as otherwise set forth on Section 3.25 of the Disclosure Schedule, since January 1, 2022, no Material Vendor has notified the Company in writing that it shall decrease or limit materially its business with the Company or, to the Knowledge of the Company, intends to modify materially its relationship with the Company or increase in any material amount the prices, fees or royalties charged by such Material Vendor to the Company. The Company is not currently involved in any material dispute with any Material Vendor.

3.26 Accounts Receivable. All accounts and notes receivable reflected on the Interim Financial Statements are, and all accounts receivable that will be included on the Estimated Closing Balance Sheet will be: (i) valid, existing and genuine; (ii) bona fide receivables arising in the Ordinary Course (net of allowances for doubtful accounts reflected on the balance sheet included in the Interim Financial Statements); and (iii) not subject to any refund or adjustment or any defense, right of set-off, assignment, restriction, judgment, security interest or other Lien (other than Permitted Liens). No agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables by the Company.

3.27 Warranties. Except for warranty claims that have been fully resolved or for which the Company has no continuing Liabilities or as otherwise set forth in Section 3.27 of the Disclosure Schedule, and since December 1, 2020, no claims have been made or threatened in writing under product or service warranties of the Company with respect to products or services sold or furnished by the Company prior to the date hereof.

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3.28 No Other Agreement To Sell. Other than the sale of assets in the Ordinary Course and except with respect to the Transaction, the Company has no legal obligation, absolute or contingent, to any other Person to sell, encumber or otherwise transfer the Company, any Company Interests, the assets or the business of the Company (in whole or in part), or to effect any merger, consolidation, combination, exchange, recapitalization, liquidation, dissolution or other reorganization involving the Company, or to enter into any agreement with respect thereto.

3.29 Brokers. Except as set forth on Schedule 3.29 of the Disclosure Schedule, no broker, finder or investment banker or other Person is directly or indirectly entitled to any brokerage, finder’s or other contingent fee or commission or any similar charge in connection with the Transaction based upon arrangements made by or on behalf of the Company or its Affiliates.

3.30 Privacy and Security. Except as set forth on Schedule3.30 of the Disclosure Schedule:

(a) Since December 1, 2020, the collection, monitoring, maintenance, use, analysis, disclosure, transfer, retention, storage, security, disposal and dissemination of Personal Information by the Company complies in all material respects with: (i) any Contract to which the Company is a Party; (ii) all applicable Privacy and Security Laws; and (iii) external privacy policies governing its use of Personal Information on its websites or within its applications. The Company has implemented and complies, in all material respects, with commercially reasonable internal policies governing the collection, receipt, access, transfer, processing, use, disposal, and disclosure of Personal Information.

(b) The Company has implemented, maintains and complies, in all material respects, with a comprehensive, written information security program that (i) is designed to protect information (including Personal Information) in the Company’s possession or control from unauthorized use, access, interruption, modification or corruption, (ii) includes incident response and notification procedures, and (iii) is in compliance with all Privacy and Security Laws in all material respects.

(c) To the Knowledge of the Company, there has been no data security breach of any IT asset that (i) resulted in material unauthorized access, use, acquisition or disclosure of Personal Information owned, used, stored, received or controlled by or on behalf of the Company or (ii) that required the Company to notify, any affected individual, any Governmental Entity or the media, under any applicable Privacy and Security Laws. The Company is not conducting, or planning to conduct, any such notification or any investigation as to whether any such notification is required.

(d) The Company: (i) to the Knowledge of the Company, is not under investigation by any Governmental Entity for a violation of any Privacy and Security Laws; (ii) has not received any written notices from any Person or Governmental Entity relating to any such violations; and (iii) has not received written notice of any material claim against the Company relating to the loss, damage or unauthorized access, use, disclosure, modification or other misuse of Personal Information.

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(e) The Company has, contractually or otherwise and to the extent required by Privacy and Security Laws, required its Third Party service providers who access, use, process, or further disclose Personal Information on behalf of the Company to adhere to commercially reasonable data protection measures designed to protect such Personal Information from unauthorized use, access, interruption, modification or corruption.

3.31 Anti-Corruption Laws.

(a) Since December 1, 2020, the Company is, and has been, in material compliance with all applicable Anti-Corruption Laws.

(b) Neither the Company, nor its offices, directors, or employees, nor to the Knowledge of the Company, any agent or other Third Party representative acting on behalf of the Company, has at any time: (i) made, received, given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Government Official or other Person that would constitute a bribe, rebate, payoff, influence payment, kickback, facilitation payment, or an unlawful payment; or (ii) otherwise been in violation of any Anti-Corruption Laws.

(c) Since December 1, 2020, the Company has not: (i) disclosed to any Governmental Entity that the Company has violated or may have violated any Anti-Corruption Laws; (ii) to the Knowledge of the Company, been subject to any investigation by any Governmental Entity related to compliance with Anti-Corruption Laws; or (iii) received any written or, to the Knowledge of the Company, oral notice, in either case in connection with any actual or potential violation of Anti-Corruption Laws.

3.32 Trade and Sanctions Laws.

(a) Since December 1, 2020, the Company is, and has been, in material compliance with all applicable Trade and Sanctions Laws.

(b) Neither the Company, Seller, nor any of their respective directors, officers, or to the Company’s Knowledge, employees of the Company or any agent acting on behalf of the Company or Seller, is: (i) a Sanctioned Person, or (ii) organized, resident, or located in a Sanctioned Country.

(c) Since December 1, 2020, the Company has not, in connection with the business of the Company: (i) received from any Governmental Entity any written or, to the Knowledge of the Company, oral notice; (ii) made any voluntary, prior, directed, or otherwise involuntary disclosure to a Governmental Entity, in either case concerning any actual or potential violation or wrongdoing related to Trade and Sanctions Laws; or (iii) directly or indirectly operated in, conducted business with, or otherwise engaged in any dealings with any Sanctioned Person or in any Sanctioned Country, in violation of applicable Trade and Sanctions Laws.

3.33 Exclusivity of Representations. Except as expressly set forth in Article 2 and Article 3, neither Seller, the Company, nor any of their Affiliates or any director, manager, officer, employee, agent or representative of any of the foregoing has made or is making any representation or warranty whatsoever, express or implied, (i) with respect to the Company or (ii) as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer and its representatives.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and Seller that:

4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware with the requisite power to own, operate and lease its properties and to carry out its business as now conducted.

4.2 Authorization of Transaction. Buyer has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is or will be a party and the Transaction. This Agreement and each other Transaction Document to which Buyer is or will be a party constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by the Enforceability Exceptions.

4.3 No Conflicts; Consents.

(a) Neither the execution and the delivery of this Agreement by Buyer or any other Transaction Document to which Buyer is or will be a party, nor the consummation of the Transaction by Buyer, will: (i) violate or conflict with any Permit, Order or other restriction, or Law to which Buyer is subject (including any regulations of any self-regulatory organization to which Buyer or its securities are subject, including the Principal Trading Market); (ii) violate or conflict with any provisions of any of the Governing Documents, as amended, of Buyer; (iii) violate, conflict with or constitute a default under, result in an infringement under, or result in the termination of or accelerate the performance required by any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement, Contract or other instrument of Buyer, or by which Buyer or any of its assets, are bound; or (iv) require any consent or other action by any Person, except for filings with the SEC, notifications to NASDAQ and filings under state securities Laws or “blue sky” Laws.

(b) No consent, approval, Order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity, any self-regulatory organization to which Buyer or its securities are subject (including the Principal Trading Market), or other Person on the part of Buyer is required in connection with the consummation of the Transaction.

4.4 Brokers’ Fees. No broker, finder or investment banker or other Person is directly or indirectly entitled to any brokerage, finder’s or other contingent fee or commission or any similar charge in connection with the Transaction based upon arrangements made by or on behalf of Buyer.

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4.5 Investment Intent.

(a) Buyer (i) is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act; (ii) is acquiring the Company Interests for investment and for Buyer’s own account and not with a view to, or for resale in connection with, any distribution and (iii) understands that the Company Interests have not been registered under the Securities Act of 1933, as amended, or under any state securities or blue sky Laws, and, as a result, are subject to substantial restrictions on transfer.

(b) Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company Interests and confirms that it can bear the economic risk of its investment in the Company Interests and can afford to lose its entire investment in the Company Interests.

4.6 Shares of Buyer Common Stock.

(a) The shares of Buyer Common Stock to be issued and delivered to Seller in accordance with this Agreement have been duly authorized and, when so issued and delivered, will be validly issued, fully paid and non-assessable, free and clear of all Liens, except for restrictions under applicable federal and state securities Laws and this Agreement, and free of any outstanding subscriptions, preemptive rights, rights of first refusal or “put” or “call” rights created by statute or any Contract to which Buyer is a party or by which Buyer or any of its assets is bound.

(b) The offer and sale of the Stock Consideration is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Without limiting the foregoing, neither Buyer nor, to the Knowledge of Buyer, any other Person authorized by Buyer to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Stock Consideration and neither Buyer nor, to the Knowledge of Buyer, any other Person authorized by Buyer to act on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Stock Consideration under this Agreement to be integrated with prior offerings by Buyer for purposes of the Securities Act that would result in Regulation D or any other applicable exemption from registration under the Securities Act not being available, nor will Buyer take any action or steps that would cause the offering or issuance of the Stock Consideration under this Agreement to be integrated with other offerings.

(c) The Buyer Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Principal Trading Market, and Buyer has taken no action designed to, or which to the Knowledge of Buyer is reasonably likely to have the effect of, terminating the registration of the Buyer Common Stock under the Exchange Act or delisting the Buyer Common Stock from the Principal Trading Market, nor has Buyer received any notification that the SEC or the Principal Trading Market is contemplating terminating such registration or listing. Except as set forth in the SEC Reports, Buyer has not, in the 12 months preceding the date hereof, received written or oral notice from its Principal Trading Market or from the Financial Industry Regulatory Authority to the effect that Buyer is not in compliance with the listing or maintenance requirements of its Principal Trading Market. Except as set forth in the SEC Reports, Buyer is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Buyer Common Stock on the Principal Trading Market. The issuance and sale of the Stock Consideration under this Agreement does not contravene the rules and regulations of the Principal Trading Market, and no approval of the stockholders of Buyer thereunder is required for Buyer to issue and deliver the Stock Consideration to Seller.

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(d) Buyer has filed a “Listing of Additional Shares Notification Form” (or equivalent form) for listing of the Stock Consideration to be issued to Seller pursuant to this Agreement and the Principal Trading Market has completed its review of such “Listing of Additional Shares Notification Form” (or equivalent form) prior to the Closing.

4.7 Capitalization. As of December 22, 2023, Buyer Common Stock consists of (a) 100,000,000 authorized shares of common stock, $0.001 par value per share, of which 69,243,601 shares are issued, 69,147,093 shares are outstanding and 96,508 are treasury shares, (b) 9,581,100 shares of common stock subject to purchase in connection with outstanding warrants and (c) 9,581,100 shares of common stock reserved for issuance pursuant to Buyer’s Equity incentive plan and in respect of outstanding stock options and restricted stock units. Except as disclosed in the SEC Reports, no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which Buyer’s stockholders may vote are issued or outstanding. All issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights.

4.8 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Cash Consideration and consummate the Transaction.

4.9 SEC Reports.

(a) Since December 1, 2020, Buyer has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Law (all such forms, reports and documents, together with all exhibits and schedules thereto, the “SEC Reports”). Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents, in all material respects, the consolidated financial position of Buyer and its Affiliates (or such entities as indicated in such statements) as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Buyer and its Affiliates (or such entities as indicated in such balance sheet) for the periods set forth therein (subject, in the case of unaudited statements, to: (i) such exceptions as may be permitted by Form 10-Q; and (ii) normal, recurring year-end audit adjustments which are not material in the aggregate), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

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(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of the last such amendment or superseding filing) or submission date, as the case may be: (i) each SEC Report complied as to form, in all material respects, with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, as amended, or any successor statute, rules or regulations thereto (“Sarbanes-Oxley Act”) and the Dodd-Frank Act of 2010, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date such SEC Report was filed; and (ii) each SEC Report did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, to the Knowledge of Buyer, none of the SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. No executive officer of Buyer has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SEC Report. Neither Buyer nor, to the Knowledge of Buyer, any of its representatives, has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Except as previously disclosed in the SEC Reports, Buyer and, to the Knowledge of Buyer, each of its officers and directors, have been and are in compliance, in all material respects, with (A) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (B) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market.

4.10 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that: (i) in making its decision to enter into this Agreement and to consummate the Transaction, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller and the Company set forth in Article 2 and Article 3 of this Agreement (including the related portions of the Disclosure Schedule); and (ii) neither Seller, the Company, nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article 2 and Article 3 of this Agreement (including the related portions of the Disclosure Schedule).

4.11 Litigation. There are no Proceedings pending or, to the Knowledge of Buyer, threatened against (a) Buyer (or Buyer or any of its Affiliates relating to the business of Buyer), including, without limitation, any Proceeding (i) seeking equitable or injunctive relief as its principal remedy, (ii) allege criminal wrongdoing by Buyer or (iii) related to the Transaction, or (b) any director, officer or, to the Knowledge of Buyer, employee of Buyer in such Person’s capacity as such, except, in each case, as would not be material to Buyer, taken as a whole. Buyer is not subject to, or bound by, any Order, except as would not be material to Buyer, taken as a whole.

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4.12 Compliance with Law. Buyer is in compliance in all material respects with all applicable Law, and Buyer has not received written notice of any investigation with respect to any alleged violation of any applicable Law.

4.13 Solvency. Assuming that the Company is solvent as of the date hereof and as of immediately prior to Closing, that the representations and warranties set forth in Article 2 and Article 3 are true and correct in all material respects as of the date hereof and as of the Closing, immediately after giving effect to the consummation of the Transaction, Buyer (including the post-Closing Company), taken as a whole, shall (i) be able to pay their debts as they become due; (ii) own property which has a fair saleable value greater than the amounts required to pay their debts as and when they become due (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital or access to adequate capital to carry on their businesses.

4.14 Tax Matters. Buyer has duly and timely filed with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by or with respect to it (taking into account any applicable extensions to file such Tax Returns). All such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes due and owing by or with respect to Buyer on or before the date hereof (whether or not shown on any Tax Returns) have been timely paid in full (or adequate reserves have been established therefor in accordance with GAAP). Neither Buyer (nor any predecessor of any such Person) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, other than, in each case, with respect to routine extensions to file Tax Returns.

ARTICLE 5

[RESERVED]

ARTICLE 6

CLOSING DELIVERABLES

6.1 Closing Deliverables of Seller. Seller shall deliver, and Buyer shall receive, the following agreements and documents as of the Closing:

(a) a certificate duly executed by the Secretary (or equivalent officer) of the Company certifying that attached thereto are: (A) true, complete and correct copies of the Governing Documents, certified by the Secretary of State of Colorado for the Company as of a date no earlier than the date that is ten Business Days prior to the Closing Date, (B) resolutions or written consents of the board of managers and members of Seller authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents, and the Transaction, which resolutions or consents have not been modified, rescinded or revoked; and (C) incumbency and signatures of the representatives of the Company and Seller who shall have executed this Agreement and the other Transaction Documents to which the Company and Seller is a party;

(b) written resignations of all directors, managers and officers of the Company listed on Section6.1(b) of the Disclosure Schedule, in each case effective as of the Closing;

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(c) good standing certificates with respect to the Company from the state of its formation and each state where the Company is qualified to conduct business (which jurisdictions are set forth on Section6.1(c) of the Disclosure Schedule), in each case, dated within ten Business Days prior to the Closing Date;

(d) a certificates of transfer with respect to the Company Interests duly executed by Seller to transfer such Company Interests to Buyer;

(e) the original organizational records, minute books and governance records of the Company; and

(f) for Seller, a properly executed IRS Form W-9.

6.2 Closing Deliverables of Buyer. Buyer shall deliver, and Seller shall receive, the following payments, agreements and documents as of the Closing:

(a) the payment to Seller, in accordance with Section1.1(a)(i), of the Estimated Cash Purchase Price;

(b) evidence of the payments contemplated by Section1.1(c); and

(c) evidence from Buyer’s transfer agent of the issuance to Seller in accordance with Section1.1(a)(ii) of the Stock Consideration (minus the Stock Consideration Holdback Amount) in the form of duly authorized and validly issued unregistered shares of Buyer Common Stock in book entry form free and clear of all restrictive and other notations or legends except as expressly provided for herein.

ARTICLE 7

[RESERVED]

ARTICLE 8

COVENANTS

8.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the request arises from or relates to a breach of covenant, representation or warranty on the part of the non-requesting Party or the requesting Party is entitled to indemnification therefor under Article 9). Seller acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company; provided, however, that Seller shall have the right to retain copies of any Tax-related documents and, after the Closing, shall have access to and the right to copy books and records for the purpose of preparing for or responding to any inquiry regarding and preparing any Tax Returns of the Company or required to be filed by Seller, including any Tax Returns filed by the Company with respect to any Pre-Closing Tax Periods.

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8.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any Proceeding after the Closing in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will (unless its interests are adverse to the contesting or defending Party in such Proceeding) cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

8.3 Restrictive Covenants.

(a) Definitions. For purposes of this Section8.3, the following terms shall have the meaning set forth in this Section8.3(a):

“Non-Solicit Restricted Period” means the period beginning on the date of this Agreement and ending on the 12 month anniversary of the Closing Date.

“Restricted Business” means (i) the development, marketing, offering, sale, licensing or provision of any Restricted Services, or (ii) any other business engaged in by the Company within the 12 months prior to the Closing.

“Restricted Period” means, with respect to Seller, the period beginning on the date of this Agreement and ending on the third anniversary of the Closing Date.

“Restricted Products” means, collectively any product, Software or systems (including artificial intelligence) (i) for intelligent traffic management, traffic incident management or traffic analytics and/or (ii) that aggregates, synthesizes, analyzes or otherwise utilizes data from transportation infrastructure, connected vehicle data, crowd-sourced traffic data, navigation applications, city infrastructure, weather forecasts or other data provided from Third Party sources or Governmental Entities, in each case (i) and (ii), that is used to facilitate traffic, congestion or traffic incident management or prediction by Governmental Entities, Law enforcement, roadway maintenance, public transit agencies, first responders, media companies, utilities or any roadside assistance companies.

“Restricted Services” means, collectively, any design, design for manufacture, engineering, technical support and consulting services performed with regard to, or in support of, Restricted Products or vehicle traffic counting activities.

“Restricted Territories” means the United States of America.

(b) Non-Solicit; No Hire. As an inducement for Buyer to enter into this Agreement and to consummate the Transaction, Seller hereby covenants and agrees that during the Non-Solicit Restricted Period, Seller shall not (and shall cause its Affiliates not to), directly or indirectly:

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(i) knowingly hire or solicit for employment any officer or employee, or induce or attempt to induce any officer or employee, of the Company to leave the employ of the Company;

(ii) knowingly interfere with the relationship between the Company and any officer or employee thereof; or

(iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way knowingly interfere with the relationship between the Company and any customer, supplier, licensee or other business relation thereof (including by inducing or attempting to induce any such Person or entity to reduce the amount of business it does with the Company).

Notwithstanding anything in this Agreement to the contrary, the foregoing shall not prevent Seller from (A) undertaking general solicitations of employment not specifically targeted at any of the foregoing employees, (B) hiring any Person who responds to such general solicitations or (C) hiring any of the foregoing employees six months following the termination of employment of any such employee by the Company (excluding transfers of employment to any Affiliates of the Company) so long as such termination is not the result of a breach of this Section8.3(b). For purposes of this Section8.3, references to the Company shall include any successor thereto.

(c) Non-Compete. As an inducement for Buyer to enter into this Agreement and to consummate the Transaction, Seller hereby covenants and agrees that during the Restricted Period, Seller shall not (and shall cause its Affiliates not to), directly or indirectly:

(i) engage in or perform any Restricted Services in the Restricted Territories;

(ii) own, have a financial interest in, manage or control any Restricted Business in the Restricted Territories; or

(iii) render services (whether as an officer, director, employee, partner, manager, member, agent, consultant, independent contractor, representative or otherwise) to a Restricted Business or any Person or business, directly or indirectly, engaged in any Restricted Business in the Restricted Territories, if (A) any of the services rendered are Restricted Services, or (B) the services rendered are the same as or substantially similar to any services Seller performed for the Company within 12 months prior to the Closing.

Nothing herein shall prohibit Seller (or any of its Affiliates) from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Seller has no active participation in the business of such corporation. Seller acknowledges that the Company’s business has been conducted or is presently proposed to be conducted throughout the Restricted Territories and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Company’s business being sold pursuant to this Agreement.

(d) Non-Disparagement. Following the Closing, Seller shall not (and shall cause its Affiliates not to) in any manner make, publish or communicate to any Person or in any public forum any remark, comment or statement which is designed or intended to discourage, or could, individually or in the aggregate, reasonably be anticipated to have the effect of discouraging any customer, supplier, licensee or other business relations of the Company from maintaining the same business relationships with the Company (or any successor thereto) after the date of this Agreement as were maintained with the Company prior to the date of this Agreement.

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(e) Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its representatives to hold, in confidence and not disclose to any Third Party any and all information, whether written or oral, to the extent relating to the Company, except to the extent that such information: (i) is generally available to or known by the public (other than through disclosure by Seller, any of its Affiliates or its representatives in violation of this Section8.3(e)); (ii) is lawfully acquired by Seller, any of its Affiliates or its representatives after the Closing from a source which, to the Knowledge of Seller, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; (iii) is independently derived by Seller or any of its Affiliates after the Closing without reference to or use of information subject to the confidentiality obligations of this Section8.3(e); and (iv) is required to be disclosed by Law, and in the case of this clause (iv), Seller shall (A) disclose only that portion of such information which Seller is advised by its counsel is legally required to be disclosed, (B) cooperate with Buyer (at its expense) to obtain a protective Order or other confidential treatment with respect to such information and (C) to the extent permitted by applicable Law, provide Buyer with a reasonable opportunity to review and comment on such disclosure. Notwithstanding anything to the contrary contained in this Section8.3(e), neither Seller nor any of its Affiliates, shall be prohibited from utilizing or disclosing any and all information, whether written or oral, to the extent relating to the Company (x) to Seller’s legal, financial and Tax advisors to the extent reasonably necessary for the preparation of Tax Returns and the defense of Tax positions or (y) in connection with establishing or defending any claim by or against Seller or any of its Affiliates or representatives.

(f) Reasonableness of Restrictions. Seller acknowledges that the restrictions contained in this Section8.3 are reasonable and necessary to protect the legitimate interests of the Company and Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the Transaction.

(g) Enforcement. Seller acknowledges and agrees that: (i) if, at the time of enforcement of any of the covenants and agreements set forth in this Section8.3, a court shall hold that the duration or scope stated herein are unreasonable under circumstances then existing, Buyer and Seller agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by Law; (ii) in addition to Section11.10 and not in limitation thereof, if the courts of any one or more of such jurisdictions hold any of the covenants and agreements set forth in this Section8.3 unenforceable in whole or in part, it is the intention of Buyer and Seller that such determination shall not bar or in any way adversely affect the rights of any Party hereto to equitable relief and remedies hereunder in courts of any other jurisdiction as to any nonfulfillment or breach of such covenant or agreement, such covenants and agreements being, for this purpose, severable into diverse and independent covenants and agreements; and (iii) in the event of Seller’s nonfulfillment or breach of any of the covenants and agreements set forth in this Section8.3, money damages would be inadequate and neither the Company nor Buyer would have adequate remedy at Law, and that the Company and Buyer, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of Law or equity of competent jurisdiction for specific performance, injunctive relief or other relief in order to enforce or prevent any violations of such covenants and agreements (without posting a bond or other security). In addition, in the event of any nonfulfillment or breach of any of the covenants and agreements set forth in this Section8.3, the periods described herein shall be tolled until such nonfulfillment or breach has been duly cured.

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8.4 Release. As an inducement for Buyer to enter into this Agreement, effective as of the Closing, Seller, on its own behalf and on behalf of its Affiliates, agrees not to sue and fully releases and forever discharges the Company and each of its directors, officers, employees, members, managers, equityholders, Affiliates, agents, assigns and successors, past and present, with respect to and from any and all Proceedings, demands, rights, Liens, Contracts, covenants, Liabilities, debts, expenses (including reasonable attorneys’ fees) and Damages of whatever kind or nature in Law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden; provided, that nothing in this Section8.4 shall prohibit Seller from enforcing Seller’s rights under this Agreement and any other Transaction Document; provided, further, that if an Affiliate of Seller is an employee of the Company or any Subsidiary, nothing in this Section8.4 shall constitute a release by such Affiliate of Seller of: (i) such Affiliate’s right to receive any unpaid salary, expense reimbursement or other employment-related compensation accrued in the Ordinary Course prior to the Closing; (ii) any rights or claims of such Affiliate under or with respect to employee welfare benefit plans relating to health insurance coverage in accordance with the terms of the applicable benefit plan; (iii) any workers’ compensation claims of such Affiliate arising prior to the Closing; and (iv) any indemnification, insurance and/or exculpation agreements entered into between the Company and any of the directors or officers. It is the intention of Seller that such release be effective as a bar to each and every demand and Proceeding hereinabove specified and in furtherance of such intention, Seller, on its own behalf and on behalf of its Affiliates, hereby expressly waives, effective as of the Closing, any and all rights and benefits conferred upon such Person by the provisions of applicable Law and expressly agrees that this release will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected demands and Proceedings, if any, as those relating to any other demands and Proceedings hereinabove specified, but only to the extent such provision is applicable to releases such as this.

8.5 Rule 144 Rights.

(a) Definitions. The following definitions will apply to this Section8.5:

“Registrable Securities” means (i) the Stock Consideration, and (ii) any shares of Buyer Common Stock issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization;provided that, such securities will cease to be Registrable Securities when they become eligible for sale without restriction pursuant to Rule 144 (including Rule 144(c)).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

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(b) Rule 144. With a view to making available the ability of Seller to rely upon Rule 144, Buyer shall, for so long as Seller own any Registrable Securities (i) make and keep public information regarding Buyer available, as those terms are understood and defined in Rule 144; (ii) use reasonable best efforts to file with the SEC, on or before their respective due dates (as such due dates may be extended in accordance with applicable Law), all reports and other documents required to be filed by Buyer, as determined by Buyer in its reasonable discretion, under the Securities Act and the Exchange Act; and (iii) furnish (A) to Seller promptly upon request, to the extent accurate, a written statement of Buyer that it has complied with the reporting requirements of Rule 144 (or any similar provision then in effect) and (B) unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system, to Seller promptly upon request (y) a copy of the most recent annual or quarterly report of Buyer, as filed with the SEC, and (z) such other reports and documents of Buyer so filed with the SEC as Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing Seller to sell any such securities without registration. Buyer shall use its commercially reasonable efforts to procure the cooperation of Buyer’s transfer agent in settling any sale or transfer of Registrable Securities, including any sale pursuant to Rule 144.

(c) Restrictive Legends. Certificates evidencing the Registrable Securities shall not contain any legend (i) while a registration statement (including the Registration Statement) covering the resale of such Registrable Security is effective under the Securities Act, (ii) following any sale of such Registrable Securities pursuant to Rule 144, (iii) if such Registrable Securities are eligible for sale under Rule 144, and Buyer is then in compliance with the current public information required under Rule 144 or if the Registrable Securities may be sold without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Registrable Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), the Company shall instruct its transfer agent to remove any such legend from certificates or book-entry notation evidencing the Registrable Securities. Buyer shall, at its expense, cause its counsel to issue a legal opinion to the transfer agent promptly after the commencement of the Effective Period if required by the transfer agent to effect the removal of the legend hereunder or if requested by Seller and shall instruct its transfer agent to remove the legend without requiring a medallion guarantee and provide such indemnity to its transfer agent as the transfer agent may require to waive any medallion guarantee requirement.

(d) Principal Trading Market. Buyer hereby agrees to use best efforts to maintain the listing or quotation of the Buyer Common Stock on the Principal Trading Market on which it is currently listed, and concurrently with the Closing, Buyer further agrees, if Buyer applies to have the Buyer Common Stock traded on any other trading market, it will then include in such application all of the Registrable Securities, and will take such other action as is necessary to cause all of the Registrable Securities to be listed or quoted on such other trading market as promptly as possible. Buyer will then take all action reasonably necessary to continue the listing or quotation and trading of the Buyer Common Stock on a trading market and will comply in all respects with Buyer’s reporting, filing and other obligations under the bylaws or rules of such trading market. Buyer shall maintain the eligibility of the Buyer Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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8.6 Registration Rights.

(a) Filing of Form S-3. Within forty-five (45) calendar days of the Closing Date, Buyer shall prepare and file with the SEC a resale registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 (or such other resale registration form that Buyer may then be eligible to use) in order to register with the SEC the resale by Seller from time to time, of the Registrable Securities on the Principal Trading Market (the “Registered Shares”), or in privately negotiated transactions (a “Registration Statement”). Buyer shall use commercially reasonable efforts to cause such Registration Statement to be declared effective within ninety (90) calendar days thereafter and maintain the Registration Statement effective for a period that will terminate upon the earlier of (i) thirty-six months following the Start Date (as defined below), as prolonged and extended by (x) the number of days of any Suspension Periods (defined below) and (y) the number of days during which the Registration Statement ceases to be effective during the Effective Period or (ii) the date on which all shares of Buyer Common Stock covered by the Registration Statement are sold (such time frame, as extended from time to time, shall be referred to herein as the “Effective Period”). Following the later of (i) the effectiveness of the Registration Statement and (ii) the day which is six months following the Closing Date (such date, the “Start Date”), Buyer may, at any time, suspend the effectiveness of the Registration Statement for up to an aggregate of sixty calendar days, as appropriate (a “Suspension Period”), by giving notice to Seller, if Buyer shall have determined that Buyer may be required to disclose any material corporate development or as otherwise required by applicable U.S. securities Laws. Buyer may implement no more than two (2) Suspension Periods during the Effective Period. Notwithstanding the foregoing, Buyer shall inform Seller of any such Suspension Period and will instruct Seller (and by executing this Agreement Seller agrees) not to sell any Registered Shares pursuant to the Registration Statement until (x) such Person is advised in writing by Buyer that the use of the Registration Statement may be resumed, or (y) such Person has received copies of any additional or supplemental or amended prospectus, if applicable, or (z) such Person has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

(b) Effectiveness. If the Registration Statement ceases to be effective for any reason at any time during the Effective Period, Buyer shall use its commercially reasonable efforts to obtain the prompt withdrawal of any Order suspending the effectiveness thereof (and the Effective Period shall be prolonged and extended by such number of days that the Registration Statement ceases to be effective).

(c) Buyer Responsibilities. In connection with the filing of the Registration Statement, Buyer will, as soon as reasonably possible:

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(i) furnish to Seller whose shares are covered in the Registration Statement such number of copies of the prospectus for the Registration Statement, including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registered Shares owned by them; and

(ii) promptly notify Seller in writing at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(d) Selling Stockholder Questionnaire. At least ten (10) Business Days prior to the first anticipated filing date of any Registration Statement, Buyer shall notify Seller of the information Buyer requires from such Person in order for such Person to have any of such Person’s Registered Shares included in the Registration Statement. Seller shall provide a completed Selling Stockholder Questionnaire and such other information requested by Buyer to Buyer at least four (4) Business Days prior to the first anticipated filing date of such Registration Statement in order for Seller to have any Registrable Securities included in the Registration Statement. Seller agrees to cooperate with Buyer as reasonably requested by Buyer in connection with the preparation and filing of a Registration Statement hereunder, unless Seller has notified Buyer in writing of its election to exclude all of its Registrable Securities from such Registration Statement. Seller agrees that, upon receipt of any notice from Buyer of the commencement of a Suspension Period, Seller will immediately discontinue disposition of Registered Shares pursuant to the Registration Statement covering such Registered Shares, until Seller is advised by Buyer that such dispositions may again be made.

(e) Piggyback Registration. If at any time Buyer agrees, upon the exercise of a demand right granted to any of its other shareholders, to register any of its equity securities on behalf of such other shareholder(s) (other than in connection with a registration on Forms S-4 or S-8, or the resale registration of securities issued in an acquisition), it shall give notice to Seller of such intention. Upon the written request of Seller given within 20 days after receipt of any such notice, Buyer shall use its commercially reasonable efforts, subject to the provisions of this Section 8.6, to include in such registration all of the Registrable Securities held thereby indicated in such request, so as to permit the disposition of the shares so registered. If the managing underwriter advises Buyer in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of securities that are entitled to be included in the registration shall be allocated in the following order of priority: first, Buyer shall be entitled to register all of the securities Buyer wishes to register for its own account, subject to the provisions of this Section 8.6(e) and Section 8.6(f) below; and second, if remaining, Seller shall be entitled to register such number of Registrable Securities requested to be registered by them (pro rata to the respective number of shares of Registrable Securities requested by each shareholder to be included in the registration); and third, if remaining, securities requested to be included in such registration by other persons (other than Seller) pursuant to any other agreement or arrangement between such person and Buyer. Notwithstanding anything herein to the contrary, Buyer may enter into any such agreement or arrangement with any person that provides such person with the right to include in any registration such person’s registrable securities in accordance with the terms set forth therein; provided, however, that to the extent that the number of shares of securities in such registration that are available for such registration is below the aggregate number of securities required to be included in such registration pursuant to all arrangements binding upon Buyer, then the number of shares of securities that each such other person may include in such registration shall be reduced on a pro rata basis so as to permit the greatest number of Registrable Securities held by Seller to be included in such registration. To the extent Buyer, on or after the date hereof, grants any superior or more favorable rights or terms to any Person with respect to the rights granted under this Section 8.6(e) than those provided to Seller as set forth herein, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to Seller, and the Company shall promptly prepare and execute such documents to reflect and provide Seller with the benefit of such superior or more favorable rights and/or terms with respect to their Registrable Securities.

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(f) Expenses. All customary expenses, including the reasonable fees and expenses of one counsel for Seller incurred in connection with any registration under this Section8.6, shall be borne by Buyer.

(g) Indemnities. In the event of any registered offering of Registrable Securities pursuant to this Section8.6:

(i) Buyer will indemnify and hold harmless, to the fullest extent permitted by law, Seller, its equityholders, and each Person, if any, who controls Seller or its equityholders, from and against any and all Damages (including any amounts paid in any settlement effected with Buyer’s consent) to which Seller, its equityholders, or such controlling Person may become subject under applicable law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and Buyer will reimburse Seller, its equityholders and each such controlling Person of Seller or its equityholders, promptly upon written demand, for any Damages incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such Damages; provided, however, that Buyer will not be liable to Seller, its equityholders, or such controlling Persons in any such case to the extent that any such Damages arise out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Seller, its equityholders or such controlling Persons claiming for indemnification in writing specifically for inclusion therein; provided, further, that the indemnity agreement contained in this Section 8.6(g)(i) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Seller, its equityholders, or any controlling Person of Seller or its equityholders, and regardless of any sale in connection with such offering by Seller. Such indemnity shall survive the transfer of securities by Seller.

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(ii) As a condition precedent to Buyer’s obligations under this Section8.6(g)(ii) if Seller is participating in a registration hereunder it will furnish to Buyer in writing any information regarding Seller, the Registrable Securities held by it, and its intended method of distribution of Registrable Securities (the “Seller Information”) as Buyer may reasonably request and will indemnify and hold harmless Buyer (and each of its directors and officers), any underwriter for Buyer, any other person participating in the distribution and each Person, if any, who controls Buyer, such underwriter, or such other person, from and against any and all Damages (including any amounts paid in any settlement effected with the selling Seller’s consent) to which Buyer (and each of its directors and officers) or any such controlling Person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such Damages (or actions or Proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, based upon the Seller Information or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in, in the light of the circumstances in which they were made, not misleading, and Seller will reimburse Buyer (and each of its directors and officers), any underwriter, any other person participating in the distribution and each such controlling Person of Buyer, any underwriter or other person, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or Proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with the Seller Information furnished by Seller specifically for inclusion therein. The foregoing indemnity is also subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the Registration Statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) Buyer, (ii) any underwriter and any person, if any, controlling Buyer or the underwriter, if a copy of the final prospectus was not furnished to the Person or entity asserting Damages at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section8.6(g)(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall the liability of Seller exceed the net proceeds from the offering received by Seller.

(iii) Promptly after receipt by an indemnified party pursuant to the provisions of Sections 8.6(g)(i) or 8.6(g)(ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Sections 8.6(g)(i) or 8.6 (g)(ii), promptly notify the indemnifying party of the commencement thereof; however, the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder, unless such omission is materially prejudicial to the indemnifying party’s ability to defend such action. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 8.6(g)(i) or 8.6 (g)(ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (x) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(iv) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative Knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of Seller exceed the net proceeds from the offering received by Seller.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.

(h) Assignment of Registration Rights. Seller may assign its rights to cause Buyer to register Registrable Securities pursuant to this Section8.6 and the corresponding indemnification rights and obligations to (i) any partner, member or other equityholder of Seller or (ii) any Affiliate of Seller. The assignor of any registration rights hereunder shall, within 20 days after such transfer, furnish Buyer with written notice of the name and address of such assignee and the securities with respect to which such registration rights are being assigned, and the assignee’s written consent to be bound by this Section8.6 of this Agreement.

8.7 Appointment of Director. Promptly following the Closing Date, and in any event within five Business Days following the Closing Date, Buyer’s board of directors shall take all necessary action to expand the size of board by one seat and appoint Andrew Meyers to the serve on Buyer’s board of directors (the “Board Representative”) for a term expiring at Buyer’s 2024 annual meeting of stockholders, at which meeting such director shall be nominated by the board of directors for election by Buyer’s stockholders to serve for a term to expire at the next annual meeting of stockholders (i.e., Buyer’s annual meeting). Thereafter, for so long as Seller continues to hold at least 50% of the Stock Consideration (excluding any shares of Buyer Common Stock withheld as part of the Stock Consideration Holdback Amount), Seller shall continue to have the right to nominate a member of Buyer’s board of directors. If for any reason the Board Representative resigns from, or is removed from, or otherwise departs from Buyer’s board of directors, Seller shall have the right to designate a Person to fill any vacancy created by any such resignation, removal or other departure, so long as Seller continues to hold at least 50% of the Stock Consideration (excluding any shares of Buyer Common Stock withheld as part of the Stock Consideration Holdback Amount). Buyer will reimburse the Board Representative for its reasonable and documented out-of-pocket expenses incurred in connection with travel to or from and attendance at each meeting of Buyer’s board of directors, in each case, to the same extent provided to other non-employee directors. The Board Representative will receive the same director compensation as each other non-executive director of Buyer’s board of directors. Buyer’s board of directors will not form any “executive” or similar committees that do not include the Board Representative.

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8.8 Tail Insurance and Indemnification.

(a) As of the Closing, except as otherwise set forth in this Agreement, the Company hereby fully and irrevocably releases, acquits and forever discharges the current and former managers, directors and officers, representatives, equityholders, employees, principals, and agents of any of them (collectively, the “Released Parties”), from any and all losses, claims, demands, rights, encumbrances, contracts (including employment contracts), covenants or Proceedings, of whatever kind or nature in Law, equity or otherwise, whether known or unknown, and whether or not concealed or hidden, relating to the business, affairs and governance and management of the Company against any Released Party at any time, or related to any matter, prior to the Closing. The Company hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding of any kind against the Released Parties, based upon any matter purported to be released hereby, except to the extent contemplated by the terms and conditions of this Agreement. Notwithstanding the foregoing, this Section8.8(a) shall not release any Released Parties from claims arising from gross negligence, Fraud, willful misconduct or criminal actions.

(b) From and after the Closing, Buyer will, and will cause the Company to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each current or former director, manager and officer of the Company, and its equityholders and its and their Affiliates (each such Person, a “Covered Person”) against all Damages that are paid in settlement of or in connection with any Proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a Covered Person, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transaction). Notwithstanding the foregoing, this Section8.8(b) shall not require the Company to indemnify or advance expenses to any Covered Person with respect to Proceedings relating to actions of such Covered Person constituting gross negligence, Fraud, willful misconduct or criminal actions.

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(c) Buyer agrees that all rights to exculpation and indemnification now existing in favor of the Released Parties, as provided in the Governing Documents of the Company or otherwise in effect as of the Closing Date with respect to any matters occurring prior to the Closing Date, shall survive the Closing and shall continue in full force and effect and that the Company will perform and discharge their obligations to provide such indemnity and exculpation after the Closing. To the fullest extent permitted by applicable Law and provided for in the Governing Documents of the Company or other applicable agreements as of the date hereof, such indemnification shall be mandatory rather than permissive, and Buyer shall cause the Company to advance expenses in connection with such indemnification. For a period of six years after the Closing, and at all times subject to applicable Law, Buyer will not (and will not cause or permit the Company or any of Buyer’s other Subsidiaries or Affiliates to) amend or modify in any way adverse to the Covered Persons, or to the other beneficiaries thereof, the exculpation and indemnification provisions set forth in the Governing Documents of the Company with respect to time periods at or prior to the Closing.

(d) Prior to the Closing, the Company will purchase a six year “tail” prepaid directors’ and officers’ liability insurance policy covering the Covered Persons (with coverage and pricing, and other terms consistent with, the quote provided to Buyer on or prior to the date hereof) effective as of the Closing, and the premium for such policy will be borne by Buyer (the “Tail Policy”). From and after the Closing, Buyer will (and/or will cause the Company, or their Affiliates, as applicable, to) comply with the terms of any such insurance procured pursuant to this Section8.8, and will not cancel (or permit to be canceled) or take (or cause to be taken) any action or omission that would reasonably be expected to result in the cancellation thereof.

(e) Buyer agrees to pay, or to cause the Company to pay, all expenses, including attorneys’ fees, that may be incurred by the Covered Persons in enforcing the indemnity and other obligations provided for in this Section 8.8.

(f) If the Company or any of its successors or assigns proposes to (i) consolidate with or merge into any other Person and the Company will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each case, proper provision will be made prior to or concurrently with the consummation of such transaction so that the successors and assigns of the Company, as the case may be, will satisfy the indemnification and other obligations set forth in this Section8.8. In the event that Buyer or any of its successors or assigns proposes to enter into any of the transactions described in clauses (i) or (ii) of the preceding sentence, then any undertakings of the relevant parties in connection with such transaction regarding post-closing indemnification, exculpation, advancement and payment of expenses, and directors’ and officers’ liability insurance policies, similar to the those provided in this Section 8.8, that are provided for current or former directors, managers and officers of Buyer, and its and their Affiliates shall also be for the benefit of similarly situated Covered Persons.

(g) With respect to any indemnification obligations of Buyer and/or the Company pursuant to this Section 8.8, Buyer hereby acknowledges and agrees (i) that it and the Company will be the indemnitors of first resort with respect to all indemnification obligations of Buyer and/or the Company pursuant to this Section 8.8 (i.e., their obligations to an applicable Covered Person are primary and any obligation of any other Person to advance expenses or to provide indemnification and/or insurance for the same expenses or Liabilities incurred by such Covered Person are secondary) and (ii) that it irrevocably waives, relinquishes and releases any such other Person from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof.

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(h) The provisions of this Section 8.8 will survive the Closing and (i) are intended to be for the benefit of, and will be enforceable by, each Covered Person and his or her successors, heirs and representatives and will be binding on all successors and assigns of Buyer and the Company and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

ARTICLE 9

INDEMNIFICATION

9.1 Survival. The representations and warranties of the Parties contained in this Agreement or any other Transaction Document or in any certificate delivered at Closing pursuant to this Agreement, and the indemnification obligations pursuant to this Article 9, shall survive the Closing and continue in full force and effect until, and expire on, the date that is 12 months after the Closing Date; provided that,the Fundamental Representations shall survive until 60 days following the expiration of the applicable statute of limitations period with respect to the matters covered by such representations. Notwithstanding the foregoing, in the event any claim is asserted by a Party within the relevant time period set forth in this Section 9.1, the Parties’ indemnification obligations under this Article 9 with respect thereto, shall survive until all such claims shall have been finally resolved and payment in respect thereof, if any is required to be made, shall have been made. All covenants and agreements of the Parties (whether set forth in this Agreement or any other Transaction Document) shall survive the Closing for a period of thirty (30) days after the end of the period contemplated by their respective terms. The representations, warranties and covenants of any Party set forth in this Agreement or any other Transaction Document shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any other Party, or the knowledge of any other Party’s officers, directors, Equity holders, employees, agents or representatives or the acceptance by any other Party of any certificate hereunder.

9.2 Indemnification Provisions for Benefit of Buyer.

(a) Indemnification Obligations of Seller. Subject to the other terms of this Article 9, from and after the Closing, Seller shall indemnify, defend and hold harmless Buyer, the Company and their respective Affiliates, officers, directors, employees, agents, representatives, successors and assigns (each a “Buyer Indemnified Party”), from and against any Damages arising out of, resulting from or relating to any of the following:

(i) any breach or inaccuracy of any representation or warranty of the Company or Seller contained in this Agreement or any other Transaction Document;

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(ii) any breach by Seller of any covenant, agreement or obligation of Seller under this Agreement or any other Transaction Document; or

(iii) any Pre-Closing Taxes except to the extent such amount of Taxes were included as Net Working Capital, Indebtedness, Transaction Expenses or otherwise taken into account in the calculation of the Final Cash Purchase Price.

(b) Materiality Qualifiers. Notwithstanding any other provision in this Agreement to the contrary, if any representation or warranty contained in this Agreement or in any other Transaction Document, or any Schedule, agreement, certificate or other document delivered in connection herewith is qualified by materiality, “Material Adverse Effect” or a derivative thereof, such qualification will be ignored and deemed not included in such representation or warranty for purposes of: (i) determining whether there has been a breach or inaccuracy of such representation or warranty or certificate; and (ii) calculating the amount of Damages with respect to such breach or inaccuracy.

9.3 Indemnification Provisions for Benefit of Seller. Subject to the other terms of this Article 9, Buyer shall indemnify, defend and hold harmless Seller, and its successors and assigns (each a “Seller Indemnified Party”) from and against any and all Damages arising out of, resulting from or relating to any of the following:

(a) any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement or any other Transaction Document; or

(b) any breach by Buyer of any covenant, agreement or obligation applicable to it under this Agreement or any other Transaction Document, or any breach by the Company after the Closing of any covenant, agreement or obligation applicable to it under this Agreement or any other Transaction Document.

9.4 Claim Procedure. The Indemnified Party shall give written notice of any claim for indemnification hereunder to the Indemnifying Party promptly after becoming aware of facts giving rise to a claim for indemnification pursuant to this Article 9 and, in any event, within 10 days thereof, provided that any delay of the Indemnified Party in providing written notice of such claim shall not relieve the Indemnifying Party of its obligations with respect thereto, except to the extent such delay prevents the Indemnifying Party from defending such claim. A claim for indemnification may be made at any time prior to the expiration of any applicable survival period with respect to such matter. A notice of claim shall specify the facts constituting the basis for the claim, the applicable provision(s) of this Agreement upon which the Indemnified Party relies for its demand and a good faith estimate of the amount of the claim. Buyer shall cause the Company to make available to Seller and its representatives (if any) such books, records and personnel of the Company as shall be reasonably necessary for Seller to evaluate any claim for indemnification by any Buyer Indemnified Party.

9.5 Claims Between the Parties. If any claim for indemnification hereunder is not a Third Party Claim (as defined below), and Seller (if Seller is the Indemnifying Party) or Buyer (if Buyer is the Indemnifying Party), as applicable, notifies the Indemnified Party in writing, within 20 Business Days after receipt of notice of the claim, that the Indemnifying Party disputes such claim, the Indemnified Party shall have 20 Business Days to respond in a written statement to the objection. If, after such 20 Business Day period, there remains a dispute as to any claim, the Parties shall attempt in good faith for ten Business Days to agree upon the rights of the respective Parties with respect to each such claim. If the Parties should so agree, a memorandum setting forth such agreement and the agreed upon dollar amount of Liability for such claim of the Party against whom the claim is made shall be prepared and signed by (or on behalf of) the Parties.

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9.6 Defense of Third Party Claims. If any claim or demand is asserted or initiated by a Third Party (a “Third Party Claim”) against any Indemnified Party, and if such Indemnified Party intends to seek indemnification with respect thereto under this Article 9, such Indemnified Party shall promptly (and in any event, within 10 days thereof), after receipt of written notice thereof, provide written notice of such Proceeding to the Party or Parties from whom the Indemnified Party intends to seek indemnification, which in the case of a claim under Section 9.2(a), shall be Seller and in the case of a claim under Section 9.3, shall be Buyer (the “Responsible Party”), which notice shall describe the facts constituting the basis for the claim, the applicable provision(s) of this Agreement upon which the Indemnified Party relies for its demand and a good faith estimate of the amount of the claim; provided, that the failure to so notify a Responsible Party shall not relieve such Responsible Party of its obligations hereunder unless and to the extent the Responsible Party shall be prejudiced by such failure to so timely notify. A Responsible Party shall be entitled to participate in the defense of any Third Party Claim Proceeding giving rise to an Indemnified Party’s claim for indemnification at such Responsible Party’s expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense within 30 days of its receipt of notice of the Proceeding; provided, further, that:

(a) the Indemnified Party shall be entitled to participate (at its sole cost) in the defense of such Proceeding and to employ counsel of its choice for such purpose (it being understood and agreed, for the avoidance of doubt, that any reasonable fees and expense of counsel incurred by the Indemnified Party following the 30th day after providing notice of the Proceeding to the Responsible Party and prior to the date that the Responsible Party assumes the defense of such Proceeding shall be indemnified Damages hereunder, subject to this Article 9);

(b) the Responsible Party shall not be entitled to assume control of such defense but shall have the right to participate fully in such defense by retaining counsel at its sole expense, if: (i) the Proceeding or claim for indemnification relates to or arises in connection with any criminal Proceeding, action, indictment, allegation or investigation; (ii) the Third Party in the Proceeding seeks an injunction or equitable relief against the Indemnified Party; (iii) the Indemnified Party is a Buyer Indemnified Party and the claim related to such Proceeding alleges or involves facts or circumstances that reasonably could be expected to result in suspension or debarment of Buyer, the Company or any of their Affiliates by a Governmental Entity; (iv) in the written opinion of counsel a conflict of interest exists between the Responsible Party and the Indemnified Party; or (v) the Responsible Party failed or is failing to appropriately (given the nature of the Proceeding) and in good faith prosecute or defend such Proceeding;

(c) if the Responsible Party shall control the defense of any such Third Party Claim, the Responsible Party shall (i) have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party, and (ii) not be required to pay for more than one counsel (plus any appropriate local counsel) for all Indemnified Parties in connection with the any claim; and

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(d) The Responsible Party and Indemnified Party shall obtain the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed) before entering into any settlement of a claim or ceasing to defend such claim unless: (i) the settlement involves only payment of money damages; (ii) all such money damages will be the responsibility of, and paid by, the Party proposing the settlement; (iii) the settlement does not impose any injunction or other equitable relief and contains no admission of wrongdoing; and (iv) the settlement contains legally binding, unconditional and irrevocable releases of the Indemnified Party and the Responsible Party, in each case if a named party in such claim, from all Liabilities with respect to such claim.

9.7 Limitations on Liability of Seller. Notwithstanding anything contained in Section 9.2, the indemnification obligations of Seller are subject to the following:

(a) Seller shall not be liable for any indemnification obligations pursuant to Section9.2(a)(i) until such time as the total amount of all Damages that have been suffered or incurred by the Buyer Indemnified Parties, and for which the Buyer Indemnified Parties are entitled to indemnification pursuant to such sections, exceeds 0.75% of the Purchase Price in the aggregate (the “Deductible”), whereupon, subject to Section 9.7(b), the Buyer Indemnified Parties shall be entitled to indemnification hereunder for the aggregate amount of all Damages in excess of the Deductible, but subject to the General Limitation (as defined below), if applicable; provided that in no event shall Seller be liable for any indemnification obligations pursuant to Section 9.2(a)(i) for any individual claim or an aggregate series of claims arising out of the same or similar facts, events or circumstances where Damages relating thereto are less than $5,000 (the “Mini Basket”); provided further, thatthe Deductible and Mini Basket shall not apply to or in any way limit any claim for indemnification with respect to any Damages for any breach of a Fundamental Representation, or any Damages that arise out of Seller’s Fraud in connection with the Transaction.

(b) Seller shall not be required to indemnify the Buyer Indemnified Parties in respect of any Damages for which indemnity is claimed under Section 9.2(a)(i) to the extent that the aggregate amount of such Damages exceeds 10% of the Purchase Price (the “General Limitation”); provided, that the General Limitation shall not apply to or in any way limit any claim for indemnification with respect to any Damages relating to any breach of any Fundamental Representation, or any Damages that arise out of Seller’s Fraud in connection with the Transaction.

(c) Seller shall not be required to indemnify the Buyer Indemnified Parties in respect of any Damages for which indemnity is claimed under Section 9.2(a) (including, for the avoidance of doubt, any Damages relating to any breach of any Fundamental Representation) to the extent that the aggregate amount of such Damages exceeds an amount equal to 100% of the Purchase Price (the “Overall Cap”); provided, that the Overall Cap shall not apply or in any way limit indemnification with respect to any Damages that arise out of Seller’s Fraud in connection with the Transaction.

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(d) The amount of any Damages subject to indemnification by an Indemnifying Party hereunder shall be net of any amounts actually recovered by the Indemnified Party or the Company under insurance policies, other sources of indemnification, or otherwise, with respect to such Damages (net of documented out-of-pocket expenses incurred in connection with such recovery). Following the Closing, and without affecting the Indemnified Party’s rights to indemnification hereunder (unless proceeds are recovered), the Indemnified Party shall use commercially reasonable efforts to pursue any available claims under applicable insurance policies, other than self-insurance policies. In the event an Indemnified Party or the Company receives any recovery from insurers or otherwise with respect to such Damages after an Indemnifying Party has made a payment in respect of such Damages, the Indemnified Party or the Company, as the case may be, shall promptly refund to the Indemnifying Party or Indemnifying Parties, as applicable, the amount actually received by it (net of any expenses incurred by such Person in collecting such amounts).

(e) Seller shall not be obligated to indemnity for Damages under Section 9.2(a) to the extent that such Damages were taken into account in the calculation of the Final Cash Purchase Price, including the components thereof, as finally determined in accordance with this Agreement.

(f) Seller shall not be obligated to indemnity for Damages under Section 9.2(a) to the extent that such Damages resulted from the failure of any of the Indemnified Parties to use commercially reasonable efforts to mitigate such Damages.

9.8 Limitations on Liability of Buyer. Notwithstanding anything contained in Section 9.3, the indemnification obligations of Buyer are subject to the following:

(a) Buyer shall not be liable for any indemnification obligations pursuant to Section 9.3(a) until such time as the total amount of all Damages that have been suffered or incurred by the Seller Indemnified Parties, and for which the Seller Indemnified Parties are entitled to indemnification under Section 9.3(a), exceeds the Deductible in the aggregate, whereupon the Seller Indemnified Parties shall be entitled to indemnification hereunder for the aggregate amount of all Damages in excess of the Deductible; provided,that the Deductible shall not apply to or in any way limit any claim for indemnification with respect to any Damages for any breach of a Fundamental Representation, or any Damages that arise out of Buyer’s Fraud in connection with the Transaction.

(b) Buyer shall not be required to indemnify the Seller Indemnified Parties in respect of any Damages for which indemnity is claimed under Section 9.3(a) to the extent that the aggregate amount of such Damages exceeds an amount equal to the General Limitation; provided, that such limitation shall not apply to or in any way limit any claim for indemnification with respect to any Damages relating to any facts or circumstances that constitute or arise out of Fraud or willful misconduct by Buyer in connection with this Transaction.

(c) Buyer shall not be required to indemnify the Seller Indemnified Parties in respect of any Damages for which indemnity is claimed under Section 9.3 to the extent that the aggregate amount of such Damages exceeds an amount equal to the Overall Cap; provided, that the Overall Cap shall not apply or in any way limit indemnification with respect to any Damages relating to any facts or circumstances which constitute or arise out of Fraud of Buyer in connection with this Transaction.

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9.9 Manner of Payment.

(a) A claim for indemnification under this Article 9 shall be deemed finally determined upon the occurrence of any of the following: (i) the entry of any final judgment or award rendered by a court of competent jurisdiction and the expiration of time in which to appeal therefrom; or (ii) the execution by Seller and Buyer of a mutually binding settlement agreement with respect to a claim.

(b) Any indemnification owing by Seller pursuant to Section 9.2(a) shall be paid as follows:

(i) first, and subject to Section 1.3(d) and any applicable limitations in Section 9.7, by deducting such amount (with the number of shares to be withheld determined on the basis of the Average Trading Price) from the Stock Consideration Holdback Amount in accordance with Section1.3(a) (the “Indemnification Cutback Amount”); and

(ii) second, to the extent the Stock Consideration Holdback Amount is insufficient to pay remaining sums due to the Buyer Indemnified Parties after deducting the Purchase Price Cutback Amount (and subject to any applicable limitations in Section9.7), Seller shall pay any such amount, by wire transfer of immediately available funds to Buyer, within ten Business Days after the determination of the amount owing under this clause (ii).

(c) Any indemnification owing pursuant to Section 9.3 by Buyer shall be paid by Buyer in cash by wire transfer of immediately available funds to the applicable Seller Indemnified Party, within ten Business Days after the determination of the indemnification amount owing.

(d) For the avoidance of doubt, the provisions of this Section9.9 affect the source and timing of payments of indemnification determined to be payable; and nothing in this Section9.9 shall be interpreted to restrict or delay the making of any indemnification claims by any Indemnified Party.

9.10 Exclusive Remedy. The Parties acknowledge and agree that, from and after the Closing, the indemnification provisions of this Article 9 shall be the sole and exclusive remedies of the Buyer Indemnified Parties and Seller Indemnified Parties for breaches of representations and warranties contained in this Agreement, the failure or non-performance of any covenants or agreements contained in this Agreement, or any other claim in connection with the Transaction, except for: (i) the remedies arising from Fraud by any Party in connection with the Transaction; (ii) the equitable and other remedies available to Buyer or the Company contained in this Agreement or any other Transaction Document; and (iii) the remedies contained in the Purchase Price adjustment provisions of Section 1.2. The Parties acknowledge and agree that the remedies available in this Article 9 and the items excepted in the first sentence of this Section 9.10 supersede any other remedies available at Law or in equity. The Parties covenant not to sue, assert any arbitration claim or otherwise threaten any claim other than pursuant to and in accordance with this Article 9 or pursuant to the items excepted in the first sentence of this Section 9.10.

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9.11 Adjustment to Purchase Price. The Parties agree to treat any post-Closing payment made pursuant to this Agreement, including any indemnification payment, as an adjustment to the purchase price (as finally adjusted in accordance with Section 1.2 unless otherwise required by applicable Law) for all Tax purposes, and no Party will take any position inconsistent with such characterization, unless otherwise required under applicable Law.

ARTICLE 10

 TAX MATTERS

10.1 Tax Periods Ending on or Before the Closing Date. Seller shall prepare, or cause to be prepared, all Tax Returns of the Company required to be filed after the Closing Date with respect to any Tax period ending on or prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the past practices of the Company unless otherwise required by applicable Law. Seller shall permit Buyer a reasonable opportunity to review each such Tax Return within a reasonable period of time before the filing or due date thereof, whichever date is earlier, and shall consider in good faith any reasonable comments proposed by Buyer in writing; provided; however, Buyer shall have no review or comment rights with respect to any Tax Returns for which Seller is responsible to reflect the results and activity of the Company on its own Tax Return. For the avoidance of doubt: (i) Seller may transmit any such Tax Returns electronically; (ii) Buyer will provide the e-mail address of a Buyer representative authorized to receive and review such Tax Returns; and (iii) Buyer agrees to maintain the confidentiality of such Tax Returns, except as may otherwise be required under applicable Law.

10.2 Straddle Periods. For purposes of this Agreement, in the case of any Taxes that are imposed with respect to any Straddle Period, the portion of such Tax which relates to the portion of such Straddle Period ending on (and including) the Closing Date shall (x) in the case of any real or personal property Taxes or other similar Taxes imposed on a periodic basis, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire Straddle Period and (y) in the case of any other Tax, be deemed equal to the amount which would be payable if the relevant taxable period ended at the end of the day on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. Buyer shall be responsible for preparing or causing to be prepared any Tax Return of the Company required to be filed after the Closing Date for a Straddle Period. Such Tax Returns shall be prepared in a manner consistent with the past practices of the Company unless otherwise required by applicable Law. Buyer shall permit Seller a reasonable opportunity to review each such Tax Return within a reasonable period of time before the filing or due date thereof, whichever date is earlier, and shall consider in good faith any reasonable comments proposed by Seller in writing. Seller shall pay to Buyer any Pre-Closing Taxes shown on such Tax Returns upon Buyer’s demand therefor, which demand shall be no earlier than three days prior to the due date for payment of the applicable Taxes.

10.3 Termination of Tax Agreements. All Tax allocation, Tax sharing, Tax indemnification or other similar Contracts (other than any such Contract entered into in the Ordinary Course and the principal purpose of which is not the allocation or sharing of Taxes) pursuant to which the Company is a party to or bound by or has any obligations under shall be terminated with no continuing effect after the Closing Date.

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10.4 Tax Treatment. For U.S. federal and applicable state and local income Tax purposes, Buyer, Seller, the Company, and their respective Affiliates agree to treat the Transaction as a purchase of the underlying assets of the Company unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of state or local Tax Law).

10.5 Cooperation on Tax Matters. Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns with respect to the Company and any audit, investigation, litigation, claim or other judicial or administrative Proceeding with respect to Taxes (“Tax Proceeding”). Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and its Affiliates (including, after the Closing, the Company) shall provide Seller, or its designated representatives with such powers of attorney or other documents as are reasonably requested by Seller as necessary or desirable to implement the provisions of Section10.1 (relating to the filing of Tax Returns for Pre-Closing Tax Periods) and Section10.6 (relating to Tax Proceedings).

10.6 Tax Proceedings. Buyer shall promptly provide Seller with written notice of any Tax Proceeding of which Buyer is made aware and that pertains to any Pre-Closing Tax Period of the Company where it is reasonably likely that such Tax Proceeding could give rise to an obligation on the part of Seller to indemnify any Buyer Indemnified Party under this Agreement. With respect to any such Tax Proceeding related to a Tax period ending on or prior to the Closing Date, Seller shall control such Tax Proceeding at Seller’s sole cost and expense and with counsel of its choosing. Buyer shall control any such Tax Proceeding for any Straddle Period. The Party controlling a Tax Proceeding (Seller or Buyer, as the case may be, the “Controlling Party”) shall keep the other Party (Buyer or Seller, as the case may be, the “Participating Party”) reasonably informed with respect to the Tax Proceeding and the Participating Party may participate at its own expense and with counsel of its choosing in such Tax Proceeding. In no event shall the Controlling Party settle any Tax Proceeding without the prior written consent of the Participating Party, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent of any inconsistency between the provisions of Article 9 and this Section10.6, this Section10.6 shall govern for all Tax Proceedings.

10.7 Transfer Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes and other governmental charges, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the Transaction shall be borne equally by Seller, on the one hand, and Buyer, on the other hand, and the Party under applicable Law required to file any Tax Returns associated with such Taxes shall prepare and timely file any such Tax Returns and timely remit any such Tax due subject to the indemnity provisions of Article 9.

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10.8 Allocation of Purchase Price. 10.9 The Parties agree that the Purchase Price (together with any other items properly treated as purchase price for U.S. federal and applicable state and local income Tax purposes) shall be allocated among the assets of the Company in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of state, local, or foreign Law, as appropriate) (the “Allocation”). Buyer shall prepare a draft of the Allocation and shall provide such Allocation (together with any supporting materials or calculations, including any valuation report) to Seller within one hundred twenty (120) days after the Closing Date. If, within thirty (30) days following the delivery of the Allocation, Seller does not notify Buyer of its disagreement with the draft Allocation, the Allocation shall be final and binding on all Parties. If, within such thirty (30) day period, Seller notifies Buyer in writing that Seller disputes any item reflected in the Allocation, Buyer and Seller shall cooperate in good faith to resolve such dispute. If Buyer and Seller reach an agreement regarding the Allocation, such agreed Allocation shall be binding on all Parties. If Buyer and Seller are unable to reach an agreement within thirty (30) days after Seller’s written notification of a dispute regarding the Allocation, Buyer and Seller shall jointly engage a nationally recognized independent accountant mutually agreeable to Buyer and Seller to determine the Allocation. The fees of the independent accountant shall be shared equally on one hand by Buyer and on the other hand by Seller. The determination of the Allocation by the independent accountant shall be binding on all Parties. Buyer, the Company, Seller and their respective Affiliates shall report and file Tax Returns in all respects and for all purposes consistent with such agreed Allocation (or as determined by such independent accountant) and shall not take any position (whether in Proceedings, audits, Tax Returns or otherwise) that is inconsistent with such Allocation unless required to do so by applicable Law. The Allocation shall be further revised mutually between the Parties as necessary pursuant to the provisions of this Agreement to reflect any subsequent adjustments to the Purchase Price, including pursuant to Section 1.2 and Article 9.

10.9 Tax Refunds. The amount of any refunds or credits of Taxes of the Company for any Pre-Closing Tax Period shall be for the account of Seller. The amount of any refunds of Taxes of the Company for any Tax period beginning after the Closing Date shall be for the account of Buyer. The amount of any refund of Taxes of the Company for any Straddle Period shall be equitably apportioned between Buyer and Seller in accordance with the principles set forth in Section10.2. Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to receive a refund of Tax pursuant to this Section10.9 the amount of such refund (and interest received from the Taxing Authority thereon) within 30 days after such refund is received (or, in the case of a credit, within 30 days after the filing of a Tax Return utilizing such credit), net of any reasonable out-of-pocket costs or expenses, including Taxes, incurred by such Party or its Affiliates in procuring such refund or credit. To the extent that a refund or credit is paid to Seller pursuant to this Section 10.9 and subsequently disallowed in whole or in part, Seller shall promptly indemnify Buyer for the amount of the refund or credit subsequently disallowed along with any interest, penalties or additions to Tax thereto.

10.10 Post-Closing Actions.Without the prior written consent of Seller (not to be unreasonably withheld, delayed or conditioned), Buyer will not or permit the Company to (i) file (other than pursuant to Section10.1 or Section10.2) or amend any Tax Return relating to a Pre-Closing Tax Period, (ii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre-Closing Tax Period, (iii) make or change any Tax election or accounting method or practice with respect to, or that has retroactive effect to, any Pre-Closing Tax Period, (iv) make or initiate any voluntary contact with a taxing authority regarding any Pre-Closing Tax Period or (v) take any other action that is not contemplated by this Agreement if it would reasonably be expected to increase the amount of Taxes owed by Seller, its direct or indirect owners or any of their Affiliates or give rise to an obligation on the part of Seller to indemnify any Buyer Indemnified Party under this Agreement.

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10.11 Coordination and Survival.

(a) In the event of a conflict or overlap between the provisions of Article 9and this Article 10, the provisions of this Article 10 shall control.

(b) Notwithstanding any other provision to the contrary, the rights and obligations provided in this Section10.11 shall survive until 30 days after the expiration of the applicable statute of limitations.

ARTICLE 11

MISCELLANEOUS

11.1 Public Statements. None of the Company, Buyer or Seller shall, and each shall cause its respective Affiliates or representatives not to issue or make any public release or announcement concerning the Transaction without the prior consent of Buyer and/or Seller, as the case may be, except as such release or announcement may be required by Law or the rules or regulations of any United States securities exchange to which such Party is subject, in which case the Party required to make the release or announcement shall allow Buyer and/or Seller, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance. Unless otherwise required by Law or the rules or regulations of any United States securities exchange, no public release or announcement concerning the Transaction shall be issued or made by the Company or Buyer that includes the Purchase Price or information from which the Purchase Price can be derived without the written consent of Seller.

11.2 No Third‑Party Beneficiaries. Except with respect to Buyer Indemnified Parties and Seller Indemnified Parties who shall be Third Party beneficiaries hereunder, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including that certain Letter of Intent, dated October 27, 2023, by and between Buyer, and All Traffic Holdings, LLC (the “Letter of Intent”); provided that the Confidentiality Agreement shall remain in effect in accordance with its terms until the earlier of the Closing Date or the date on which the Confidentiality Agreement is terminated in accordance with its terms. For the avoidance of doubt, the Letter of Intent is hereby terminated.

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11.4 Succession and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Buyer may, without the approval of Seller (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, or (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

11.5 Counterparts. This Agreement may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by email if delivery is confirmed by electronic confirmation, three Business Days after being sent to recipient by U.S. First Class mail (postage prepaid), or one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Any notice, request, demand, claim or other communication hereunder shall be sent to the address set forth beneath the name of such Party below (or to such other address as such Party shall have specified in a written notice given to the other Parties hereto):

If to Seller:

All Traffic Holdings, LLC

c/o Seaport Capital, LLC

40 Fulton Street

27th Floor

New York, NY 10038

Attention: Drew Meyers; Bob Tamashunas

Email: DMeyers@SeaportCapital.com;

BTamashunas@seaportcapital.com

With a copy (which shall not constitute notice to Seller) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Michael E. Brandt

Email: mbrandt@willkie.com

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If to Buyer:

Rekor Systems, Inc.

6721 Columbia Gateway Drive, Suite 400

Columbia, MD 21046

Attn: Robert Berman

Email: rberman@rekor.ai

With a copy (which shall not constitute notice to Buyer) to:

Crowell & Moring LLP

1001 Pennsylvania Avenue, NW

Washington, DC 20004-2595

Attention: Lex Eley

Email: leley@crowell.com

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the state of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware.

11.9 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

11.11 Expenses. Except to the extent contemplated herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transaction. Buyer agrees that the Company may bear Seller’s costs and expenses (including, without limitation, any of their legal or accounting fees and expenses) in connection with this Agreement and the Transaction to the extent such fees and expenses are paid by the Company prior to Closing or otherwise taken into account in the final determination of the Final Cash Purchase Price; otherwise all Transaction-related expenses and costs of Seller shall be paid by Seller.

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11.12 Construction. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean to the degree to which a subject or other thing extends, and such phase shall not mean simply “if”. References to “written” or “in writing” include electronic form. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Disclosure Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and all Article, Section, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. Any capitalized terms used in any Disclosure Schedule and Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” Where this Agreement states that a Party “will,” “shall” or “must” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Day”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. The words “Seller has provided” or “the Company has provided” or words of similar import with respect to any item provided or made available by Seller or the Company to Buyer shall mean posted at least one Business Day prior to the date of this Agreement in the Data Room. The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

11.13 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

11.14 Specific Performance. Each of the Parties acknowledge and agree that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11.15), in addition to any other remedy to which they may be entitled, at Law or in equity. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

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11.15 Submission to Jurisdiction. Each of the Parties submits to the exclusive jurisdiction of the U.S. District Court for the District of Delaware, in any action or Proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or Proceeding shall be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or Proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.7. Each Party agrees that a final judgment in any action or Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

11.16 Waiver of Jury Trial. Each Party waives, to the fullest extent permitted by applicable Law, any right it may have to trial by jury in respect of any Proceeding arising out of this Agreement or the Transaction. Each Party acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waiver in this Section 11.16.

11.17 Conflict of Interest; Attorney-Client Privilege.

(a) If Seller so desires, and without the need for any consent or waiver by Buyer, Willkie Farr & Gallagher LLP (“Willkie”) shall be permitted to represent Seller after the Closing in connection with any matter relating to this Agreement or the Transaction. Without limiting the generality of the foregoing, after the Closing, Willkie shall be permitted to represent Seller, any of its Affiliates, or any one or more of them, in connection with any negotiation or transaction with Buyer or any of its Affiliates under or relating to this Agreement or the Transaction, and any related matter. Each Party consents thereto, and waives any conflict of interest arising therefrom, and each such Party shall cause its Affiliates to consent to and waive any conflict of interest arising from such representation.

(b) The Parties hereby agree that, as to all Privilege Assets, the attorney-client privilege and the expectation of client confidence belongs to Seller and shall be controlled by Seller and shall not pass to or be claimed by Buyer or any of their Affiliates (including, following the Closing, the Company). Buyer shall not, and shall not permit any of its Affiliates (including, following the Closing, the Company) to, assert for any reason that any legal privilege (including the attorney-client privilege) has been waived as to the Privilege Assets.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER

REKOR SYSTEMS, INC.

By:	/s/ Eyal Hen
Name:	Eyal Hen
Title:	Chief Financial Officer

COMPANY

ALL TRAFFIC DATA SERVICES, LLC

By: All Traffic Holdings, LLC, its managing Member

By:	/s/ Andrew Meyers
Name:	Andrew Meyers
Title:	Authorized Person

SELLER

ALL TRAFFIC HOLDINGS, LLC

By:	/s/ Andrew Meyers
Name:	Andrew Meyers
Title:	Authorized Person

Signature page to Interest Purchase Agreement

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Exhibit A

[Reserved]

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Exhibit B

Definitions

“Acceleration Event” has the meaning set forth in Section 1.3(c).

“Accounting Firm” has the meaning set forth in Section 1.2(b)(iii).

“Accounting Firm Engagement Date” has the meaning set forth in Section 1.2(b)(iii).

“Accounting Principles” means GAAP, on the basis of the same accounting principles, practices, methodologies, consistent classifications, valuations, judgments and policies used by the Company in preparing the balance sheet included in the Audited Financial Statements for the period ended December 31, 2022, but in all cases subject to the accounting procedures, principles and methodologies (including any exceptions to GAAP) set forth on Exhibit D.

“Adjustment Time” means 11:59 p.m. ET on the day immediately prior to the Closing Date.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise. With respect to an individual, “Affiliate” shall also include any member of such individual’s Family Group. With respect to a trust or similar entity, “Affiliate” shall also include any beneficiary or trustee of such trust or entity.

“Agreement” has the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 10.8.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

“Audited Financial Statements” has the meaning set forth in Section 3.8(a).

“Average Trading Price” means the volume weighted average closing price of the shares of Buyer Common Stock on NASDAQ during the 30 consecutive trading days ending at the end of trading on the day prior to the Closing Date, which is $2.86003.

“Base Cash Purchase Price” has the meaning set forth in Section 1.1(a)(i).

“Bid” means any bid, proposal, offer or quotation made by the Company or by a contractor team or joint venture, in which the Company is participating, that, if accepted, would lead to the award of a Government Contract.

“Board Representative” has the meaning set forth in Section 8.7.

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“Business Day” means each day that is not a day on which banking institutions in New York, N.Y. are authorized or obligated by Law or executive Order to close.

“Buyer” has the meaning set forth in the Preface.

“Buyer Change of Control” has the meaning set forth in Section 1.3(c).

“Buyer Common Stock” means shares of the common stock, par value $0.0001 per share, of Buyer (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, or reorganizations).

“Buyer Indemnified Party” and “Buyer Indemnified Parties” has the meaning set forth in Section 9.2.

“Cash and Cash Equivalents” means the aggregate amount of all freely available cash and cash equivalents of the Company, determined in accordance with the Accounting Principles (which for the purposes of clarity, does not include cash or cash equivalents) required to collateralize any letters of credit, performance bonds or other similar instruments. For the avoidance of doubt, Cash and Cash Equivalents shall (x) exclude the amount of any outstanding checks, outstanding drafts, outstanding wire transfers and outstanding debit transactions written or made for the accounts of the Company and (y) include any deposits in transit and deposits not yet cleared.

“Cash Consideration” has the meaning set forth in Section 1.1(a).

“Change of Control Payments” means all change of control, bonus, phantom stock, termination, severance, retention or other similar payments that are put in place prior to the Closing payable by the Company to any Person as a result of the consummation of the Transaction, including the aggregate amount of the Company’s employer share of any and all Medicare, social security, payroll and similar Taxes that arise from any of the foregoing (other than any fees or compensation payable to brokers, finders, accountants, lawyers, investment bankers or other advisors for providing services in connection with the Transaction or other Transaction Expenses).

“Closing” has the meaning set forth in Section 1.4.

“Closing Cash and Cash Equivalents”means the Cash and Cash Equivalents as of the Adjustment Time.

“Closing Date” has the meaning set forth in Section 1.4.

“Closing Indebtedness” means the aggregate Indebtedness of the Company as of the Adjustment Time. Closing Indebtedness shall be determined in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preface.

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“Company Benefit Plan” shall mean all “employee benefit plans” as defined in Section 3(3) of ERISA (whether or not the plan is subject to ERISA), and any other pension, profit sharing, retirement, Equity, Equity based, commission, bonus, employment, consulting, incentive or deferred compensation, vacation, paid time off, fringe, separation, severance, change in control, retention, welfare, disability, hospitalization, medical insurance, or employee loans, or other employee benefit plan, program, policy, practice, agreement or arrangement (whether written or oral, funded or unfunded, fully insured or self-insured, registered or unregistered), if any, which is or has been sponsored, maintained, contributed to or is required to contributed to by Company or any ERISA Affiliate for the benefit of any current or former employee, officer, director, retiree or consultant of Company, or any spouse or dependent of such individual, or under which Company, or any of its ERISA Affiliates, has any Liability, or with respect to which Buyer or its Affiliates would reasonably be expected to have any Liability, excluding any plan, program, policy, practice, agreement or arrangement maintained by, or required to be maintained or contributed to by, a Governmental Entity.

“Company Owned Intellectual Property” means collectively the Owned Intellectual Property and the Licensed Intellectual Property.

“Company Interests” has the meaning set forth in the Recitals.

“Company IP Agreements” means: (i) licenses of, options to or covenants not to sue or assert with respect to, Owned Intellectual Property by the Company to any Third Party or any other instruments or other arrangements to which the Company is a party, pursuant to which any Third Party has obtained any right, title or interest in any Owned Intellectual Property and (ii) licenses or sublicenses of Intellectual Property by any Third Party to the Company, or any other permissions or agreements pursuant to which the Company has obtained any right, title or interest in Intellectual Property.

“Company Products” means the products, equipment, hardware, Software, tools, or applications: (i) that are currently developed, manufactured, marketed, sold, offered for sale, supplied, provided, promoted, licensed to Third Parties, or otherwise commercialized by the Company; and (ii) from which the Company recognizes any material revenue (including revenue associated with maintenance or service agreements).  For the avoidance of doubt, the term “Company Products” does not include products, equipment, hardware, Software, tools, or applications that were specifically developed for a Third Party pursuant to a Contract.

“Company Systems” means all of the following owned or controlled by, the Company or any:  computers, computer systems, servers, hardware, Software, firmware, middleware, websites, databases, networks, servers, workstations, routers, hubs, switches, data communication equipment and lines, telecommunications equipment and lines, co-location facilities and equipment, and all other information technology equipment and related items of automated, computerized or Software systems, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation.  Company Systems shall include the Company Products.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated March 31, 2023, by and between Buyer and Seaport Capital, LLC.

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“Contract” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement, whether written or oral, that is legally binding upon a Person or any of its property, including all amendments, waivers or other changes thereto.

“Controlling Party” has the meaning set forth in Section 10.6.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Covered Person” has the meaning sect forth in Section 8.8(b).

“COVID Relief Funds” has the meaning set forth in Section 3.8(e).

“COVID-19 Legislation” means the Families First Coronavirus Response Act (P.L. 116-127), the Coronavirus Aid, Relief and Economic Security Act (P.L. 116-136), the Consolidated Appropriations Act, 2021 (P.L. 116-260), the American Rescue Plan Act of 2021 (P.L. 117-2), in each case, as amended, and any other similar, additional, successor, or future federal, state, local, or foreign Law, including any presidential memorandum or executive Order, enacted, adopted or otherwise implemented in connection with or in response to the COVID-19 disease caused by the SARS-CoV-2 virus (or any mutation or variation thereof).

“Damages” means all damages, dues, penalties, fines, settlements, Liabilities, Proceedings, demands, judgments, awards, Taxes, obligations, Liens, losses, costs, expenses, and fees, whether or not arising out of Third Party Claims, including interest, court costs and reasonable attorneys’, consultants’, experts’ and other professional advisors’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing; provided that, except in the case of Fraud, Damages shall not include indirect, remote, consequential, special, punitive or exemplary except to the extent any such damages are actually awarded or paid in connection with a Third Party Claim.

“Data Room” means the virtual data room established by the Company in relation to the Transaction and hosted by Firmex.

“Deductible” has the meaning set forth in Section 9.7(a).

“Disclosure Schedule” has the meaning set forth in the preface to Article2.

“Disputed Items” has the meaning set forth in Section 1.2(b)(iii).

“Effective Period” has the meaning set forth in Section 8.6(a).

“Enforceability Exceptions” means the applicable bankruptcy, reorganization, insolvency or moratorium Laws, or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

“Environmental Laws” means any applicable federal, state, local or foreign Laws relating to: (i) the protection, preservation or restoration of the environment (including, air, water vapor, surface water, groundwater, surface land, subsurface land, plant and animal life or any other natural resource); or (ii) the protection of human health from the exposure to, presence of, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances.

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“Equity” means, with respect to any Person, any capital stock, membership interests, other share capital, equity or ownership interest or voting security, and in the case of the Company, includes the Company Interests.

“Equity Equivalents” means, with respect to any Person: (i) any securities (including debt securities) directly or indirectly convertible into or exchangeable or exercisable for any Equity or securities containing any profit participation features; (ii) any rights, warrants or options directly or indirectly to subscribe for or to purchase any Equity, or securities containing any profit participation features, or to subscribe for or to purchase any securities (including debt securities) convertible into or exchangeable or exercisable for any Equity or securities containing any profit participation features; (iii) any share appreciation rights, phantom share rights, other rights the value of which is linked to the value of any securities or interests referred to in clauses (i) through (ii) above or other similar rights; or (iv) any securities issued or issuable with respect to the securities or interests referred to in clauses (i) through (iii) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any Person means any other Person that together with such Person, would be treated as a single employer under Section 414 of the Code.

“Estimated Cash and Cash Equivalents” has the meaning set forth in Section 1.2(a)(i).

“Estimated Cash Purchase Price” has the meaning set forth in Section 1.1(a)(i).

“Estimated Closing Balance Sheet” has the meaning set forth in Section 1.2(a).

“Estimated Closing Indebtedness” has the meaning set forth in Section 1.2(a)(iv).

“Estimated Net Working Capital Adjustment” has the meaning set forth in Section 1.2(a)(ii).

“Estimated Unpaid Transaction Expenses” has the meaning set forth in Section 1.2(a)(iii).

“Exchange Act” has the meaning set forth in Section 4.9(b).

“Family Group” means, with respect to any natural Person, such Person’s spouse, children, parents and siblings and any trust or other entity formed solely for the benefit of such Person or such Person’s spouse, children, parents, siblings or children.

“Final Cash Purchase Price” means (i) the Base Cash Purchase Price plus (ii) the Cash and Cash Equivalents, plus (iii) the Net Working Capital Adjustment (which may be positive or negative), minus (iv) the amount of Unpaid Transaction Expenses, and minus (v) the amount of Closing Indebtedness, all as finally determined pursuant to Section 1.2(b).

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“Financial Statements” has the meaning set forth in Section 3.8(a).

“Fraud” means common law fraud under Delaware Law in the making of any representation or warranty set forth in Article 2 or Article 3 (as modified by the Disclosure Schedule), if such fraud is undertaken with the intent to deceive a Party and such Party actually relies on such fraud to its detriment; provided, however, that “Fraud” shall not include any fraud claim based on constructive knowledge, recklessness, negligent misrepresentation or similar theory.

“Fundamental Company Representations” are the representations and warranties contained in Section 3.1 (Organization, Qualification, Corporate Power), Section 3.2 (Authorization of Transaction), Section 3.5(a) (Capitalization), and Section 3.29 (Brokers).

“Fundamental Representations” means the Fundamental Company Representations and the Fundamental Seller Representations.

“Fundamental Seller Representations” are the representations and warranties contained in Section 2.1 (Authorization of Transaction; Binding Agreement), Section2.3 (Ownership of Company Interests) and Section 2.6 (Brokers).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“General Limitation” has the meaning set forth in Section 9.7(b).

“Governing Documents” means, with respect to any Person, such Person’s certificate or articles of formation or incorporation, bylaws, limited liability company/operating agreement, trust agreement or any similar organizational or other similar constituent document, as applicable, each as amended.

“Government Contract” means any Government Prime Contract or Government Subcontract, together with any modifications, amendments or waivers thereto, as to which the period of performance has not expired or been terminated and the Governmental Entity has not made final payment. A task order or delivery order is not itself a Government Contract but is a part of the Government Contract to which it relates.

“Government Official” means any foreign official or employee, foreign political party or official thereof, or candidate for foreign political office, or any person acting in an official capacity for or on behalf of any foreign government, department, agency, or instrumentality, or on behalf of any public organization, as such terms are defined under applicable Anti-Corruption Laws.

“Governmental Entity” means any government or governmental authority or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, as well as any corporations owned or chartered by any such governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality.

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“Government Prime Contract” means any prime contract, basic ordering agreement, letter contract, purchase order or “other transaction” agreement between the Company and any state or the Federal government.

“Government Subcontract” means any subcontract, basic ordering agreement, letter subcontract, purchase order or other agreement between the Company and any higher-tier contractor with respect to a Government Prime Contract.

“Group” has the meaning set forth in Section 1.3(c).

“Hazardous Substance” means any chemical, material, waste, or substance listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous, or a “pollutant” or “contaminant” or otherwise regulated, under any Environmental Law, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead, mold, mold spores and mycotoxins or polychlorinated biphenyls.

“Indebtedness” means, with respect to any Person, without duplication and excluding any amounts taken into account in determining the Final Cash Purchase Price (or any component thereof), the aggregate amount of any obligations with respect to or representing: (a) indebtedness of such Person, in respect of borrowed money (including principal, premium, accrued interest, reimbursement or indemnity obligations, bonds, financing arrangements, prepayment and other penalties, breakage fees, sale or liquidity participation amounts commitment and other fees and related expenses) and evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) solely to the extent drawn; (b) the net cost of unwinding foreign exchange Contracts, interest rate and currency swap arrangements or any other arrangements designed to provide protection against fluctuations in interest or currency rates; (c) commitments by which such Person assures a financial institution against loss (including contingent reimbursement obligations with respect to banker’s acceptances or letters of credit to the extent of any then due obligation); (d) off-balance sheet financing of such Person, including synthetic leases and project financing; (e) obligations for the deferred and unpaid purchase price of property or services (other than trade payables and accrued expenses incurred in the Ordinary Course), including any earn-out obligations (including related to asset acquisitions) and deferred rent; (f) unpaid severance Liabilities currently being paid or payable in respect of employees and service providers of such Person, who terminated employment or whose services to the Company have ceased prior to the Closing and deferred compensation Liabilities of such Person as determined in accordance with the Accounting Principles, including the employer share of any and all Medicare, social security, payroll and other similar Taxes that will arise from the payment of such severance Liabilities; and (g) all obligations of the type referred to in clauses (a) through (f) of any other Person the payment of which such Person is responsible or liable directly or indirectly as obligor, guarantor, surety or otherwise.

“Indemnification Cutback Amount” has the meaning set forth in Section 9.9(b)(i).

“Indemnified Party” means the Party seeking indemnification.

“Indemnifying Party” means the Party from whom indemnification is sought.

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“Infringe” has the meaning set forth in Section 3.14(c).

“Intellectual Property” means all of the following: (i) United States and foreign patents, patent applications, continuations-in-part, divisionals or reissues (collectively, “Patents”); (ii) United States federal, state and foreign trademarks, service marks, and trade names, pending applications to register the foregoing, and common law trademarks, service marks and trademarks, designs, logos, and other designations of origin (collectively, “Trademarks”); (iii) any and all copyrightable works of authorship, including but not limited to registered copyrights in both published works and unpublished works, unregistered copyrights in both published works and unpublished works, and applications to register copyrightable works of authorship (collectively, “Copyrights”); (iv) trade secrets, including, confidential or proprietary business information, know-how, concepts, methods, processes, specifications, inventions, formulae, reports, data, customer lists, mailing lists, business plans, or other material proprietary information (collectively, “Trade Secrets”); (v) computer software code (“Software”); (vi) all registered domain names; and (vii) all other intellectual property or proprietary rights.

“Interim Financial Statements” has the meaning set forth in Section 3.8(a).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (i) in the case of the Company, the actual knowledge of Seller and the actual knowledge of Eric Boivin, Dawn Boivin and Randy Martinez after reasonable inquiry of those employees who are direct reports to such individuals or who have primary responsibility for the matter to which the Company’s Knowledge applies and (ii) in the case of Buyer, the actual knowledge of Eyal Hen after reasonable inquiry of those employees who are direct reports to such individual or who have primary responsibility for the matter to which Buyer’s Knowledge applies.

“Laws” means all statutes, laws (including common law), codes, ordinances, regulations, rules, Orders, assessments, awards or acts of any Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 3.12.

“Letter of Intent” has the meaning set forth in Section 11.3.

“Liability” means any liability, commitment, debt, claim, demand, expense or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and due or to become due).

“Licensed Intellectual Property” means Intellectual Property licensed to the Company pursuant to the Company IP Agreements.

“Lien” means any mortgage, pledge, lien (statutory or otherwise), encumbrance, security interest, charge, claim, assignment, deposit arrangement, restriction on transfer, right of first refusal or offer, option, warrant, purchase right or other similar Third Party right of any kind or nature.

“Lock-Up Agreement” shall mean the agreement attached hereto as Exhibit F.

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“Material Adverse Effect” means, any occurrence, fact, change, event or effect that, individually or in the aggregate with any other occurrences, facts, changes, events or effects, has had, or is reasonably expected to have, a material adverse effect on (a) the assets, properties, results of operations, financial condition or business of the Company, or (b) the ability of the Company or Seller to consummate the Transaction in a timely manner or to perform its obligations hereunder. Notwithstanding the foregoing, solely for purposes of the foregoing clause (a), no occurrence, fact, change, event or effect shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent relating to (i) the economy or the financial, banking or securities markets in general, (ii) conditions generally affecting the industries in which the Company operates, (iii) changes in GAAP, (iv) changes in applicable Laws, (v) acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or the worsening or escalation thereof, (vi) national or international political or social conditions, including acts of terrorism, (vii) any natural or man-made disaster or acts of God (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events), whether in the United States or any other country or region in the world, (viii) any U.S. Government shutdown, (ix) the announcement, performance, pendency, consummation or completion of the Transaction (including any cancellations or delays in contract awards and any impact on relationships with customers, prime contractors, subcontractors or suppliers), or (x) any failure to meet financial projections or forecasts for any period ending on or after the date of this Agreement (although the underlying facts and circumstances resulting in such failure may be taken into account); provided that any change, effect, event, circumstance, occurrence or state of facts relating to items (ii), (vi) or (vii) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent such change, effect, event, circumstance, occurrence or state of facts has a disproportionate adverse effect on the Company as compared to other participants in the industries in which the Company operates.

“Material Contract” and “Material Contracts” have the meanings set forth in Section 3.17(a).

“Material Customer” has the meaning set forth in Section 3.24.

“Material Vendor” has the meaning set forth in Section 3.25.

“Mini Basket” has the meaning set forth in Section 9.7(a).

“Net Working Capital” shall mean the current assets of the Company, as of the Adjustment Time, less the current Liabilities of the Company, as of the Adjustment Time, as determined in accordance with the Accounting Principles; provided, however, that Net Working Capital shall exclude and not be: (a) reduced by (i) any Indebtedness of the Company, (ii) deferred Tax Liabilities (other than payroll Taxes accrued in the Ordinary Course) or (iii) any Transaction Expenses; or (b) increased by (i) Cash and Cash Equivalents, (ii) Restricted Cash and Cash Equivalents, (iii) income or deferred Tax assets or (iv) all amounts paid to the Company by Buyer at the Closing in connection with the Transaction (e.g., to fund the payment of Unpaid Transaction Expenses or Closing Indebtedness). Set forth on Exhibit E is an agreed upon illustrative calculation of the Net Working Capital of the Company as of November 30, 2023.

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“Net Working Capital Adjustment” means the amount (if any) by which the Net Working Capital is less or more than the greatest or lowest number representing the range, as applicable, of Net Working Capital Collar (it being understood that if the Net Working Capital is within the Net Working Capital Collar, the Net Working Capital Adjustment shall be zero dollars ($0)). For the avoidance of doubt, if Net Working Capital is less than the lowest number within the Net Working Capital Collar, Net Working Capital Adjustment shall be expressed as a negative number, and if Net Working Capital is greater than the greatest number within the Net Working Capital Collar, Net Working Capital Adjustment shall be expressed as a positive number.

“Net Working Capital Collar” means a dollar range from and including twenty-five thousand dollars ($25,000) less than the Target Net Working Capital amount to and including twenty-five thousand dollars ($25,000) in excess of the Target Net Working Capital amount.

“Non-Solicit Restricted Period” has the meaning set forth in Section 8.3(a).

“Objection Notice” has the meaning set forth in Section 1.2(b)(iii).

“OCI” has the meaning set forth in Section 3.18(f).

“Order” means any order, judgment, writ, injunction, stipulation, or decree by a Governmental Entity.

“Ordinary Course” means the ordinary course of business consistent with past practice.

“Overall Cap” has the meaning set forth in Section 9.7(c).

“Owned Intellectual Property” means all Intellectual Property owned by, or purported to be owned by, the Company.

“Participating Party” has the meaning set forth in Section 10.6.

“Party” and “Parties” has the meaning set forth in the Preface.

“Patents” has the meaning set forth in the definition of “Intellectual Property”.

“Permits” has the meaning set forth in Section 3.11.

“Permitted Liens” means: (A) any Lien for Taxes, assessments or other governmental levies, fees or charges which are either (i) not due and payable as of the Closing Date or (ii) being contested in good faith by appropriate Proceedings for which appropriate reserves have been established to the extent required under the Accounting Principles in the Financial Statements; (B) mechanics Liens and similar Liens for labor, materials or supplies provided with respect to real property incurred in the Ordinary Course for amounts which are not due and payable and which shall be paid in full and released at Closing; (C) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the Company’s business thereon and which will not materially adversely impair the occupancy or use of the real property, (D) easements, rights-of-way, restrictions, covenants and other similar charges and encumbrances of record, (E) Liens granted to any lender at the Closing in connection with any financing by Buyer, and (F) Liens on the Leased Real Property in favor of the landlord of such Leased Real Property, whether commercial or statutory or otherwise.

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“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Entity.

“Personal Information” means the same as the term “personal information,” “personal data,” “personally identifiable information,” or similar terms under applicable Privacy and Security Laws.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on (and including) the Closing Date.

“Pre-Closing Taxes” means, without duplication: (i) all Taxes (or the non-payment thereof) of Seller or any of Seller’s Affiliates (other than the Company); (ii) all Taxes (or the non-payment thereof) of the Company for any Pre-Closing Tax Period (determined, in the case of any Straddle Period, in accordance with Section10.2); (iii) all Taxes of any member of an Affiliated group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar U.S. state or local or non-U.S. Law; (iv) all transfer Taxes which the Seller is obligated to pay (as determined pursuant to Section10.7); (v) any Taxes that the Company has deferred as of the Closing Date pursuant to any COVID-19 Legislation and that remain unpaid as of the Closing Date; and (vi) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing.

“Preliminary Closing Statement” has the meaning set forth in Section 1.2(a).

“Principal Trading Market” means the trading market on which the Buyer Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Privacy and Security Laws” means all applicable Laws concerning cybersecurity requirements (including security controls as well as reporting and notification requirements), the privacy and/or security of Personal Information, and all regulations promulgated thereunder.

“Privilege Assets” means to the extent entitled to the protections afforded by the attorney-client privilege, all emails, correspondence, invoices, recordings, and other documents or files, evidencing or reflecting communications between Seller, the Company, on the one hand, and Willkie to Seller or the Company on the other hand, pertaining to this Agreement or the Transaction, and as to which there exists any attorney-client privilege of Seller, the Company as of immediately prior to the Closing.

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“Proceeding” means any action, suit, proceeding (including any arbitration proceeding), investigation, claim, charge, complaint, audit, inquiry or other proceeding.

“Proceeds Allocation Schedule” has the meaning set forth in Section 1.1(c).

“Proposed Closing Balance Sheet” has the meaning set forth in Section 1.2(b).

“Proposed Closing Statement” has the meaning set forth in Section 1.2(b).

“Purchase Price” has the meaning set forth in Section 1.1(a).

“Purchase Price Cutback Amount” has the meaning set forth in Section 1.2(c)(ii).

“Real Property Leases” has the meaning set forth in Section 3.12.

“Registered Intellectual Property” has the meaning set forth in Section 3.14(a).

“Registered Shares” has the meaning set forth in Section 8.6(a).

“Registration Statement” has the meaning set forth in Section 8.6(a).

“Registrable Securities” has the meaning set forth in Section 8.5(a).

“Related Person” means any director, manager, officer, consultant, employee, member or Affiliate of the Company, Seller or any Affiliate of any of the foregoing (other than the Company).

“Released Parties” has the meaning set forth in Section 8.8(a).

“Remaining Disputed Items” has the meaning set forth in Section 1.2(b)(iii).

“Reply Deadline” has the meaning set forth in Section 1.2(b)(iii).

“Responsible Party” has the meaning set forth in Section 9.6.

“Restricted Business” has the meaning set forth in Section 8.3(a).

“Restricted Cash and Cash Equivalents” means the aggregate amount of all Cash and Cash Equivalents held that is contractually restricted from being distributed to the Company or not available for general corporate purposes.  For the avoidance of doubt, Restricted Cash and Cash Equivalent shall include uncleared checks and drafts received or deposited for the account of the Company, including deposits in transit, and shall exclude and be reduced by any amounts included in outstanding checks, outstanding drafts, outstanding wire transfers and outstanding debit transactions written or made for the accounts of the Company.

“Restricted Period” has the meaning set forth in Section 8.3(a).

“Restricted Products” has the meaning set forth in Section 8.3(a).

“Restricted Services” has the meaning set forth in Section 8.3(a).

“Restricted Territories” has the meaning set forth in Section 8.3(a).

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“Rule 144” has the meaning set forth in Section 8.5(a).

“Sanctioned Country” means any territory subject to comprehensive economic sanctions under Trade and Sanctions Laws, including, but not limited to Cuba, Iran, North Korea, Syria, Crimea, the Donetsk People’s Republic, or the Luhansk People’s Republic.

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade and Sanctions Laws, including, any Person: (a) listed on any list of sanctioned Persons maintained by the United States, United Nations, United Kingdom, or European Union, including, but not limited to, (i) the “Specially Designated Nationals and Blocked Persons” list maintained by the U.S. Office of Foreign Assets Control or (ii) the Entity List or Military End User List maintained by the U.S. Department of Commerce’s Bureau of Industry and Security; (b) located in, or entity incorporated in, a Sanctioned Country; and (c) any Person which is 50% or more owned, directly or indirectly, individually or in the aggregate, or otherwise controlled, by any Person in clauses (a) through (b) or this clause.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.9(b).

“SBA” has the meaning set forth in Section 3.18(g).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.9(a).

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations issued pursuant thereto.

“Seller” has the meaning set forth in the Preamble

“Seller Indemnified Party” and “Seller Indemnified Parties” have the meanings set forth in Section 9.3.

“Seller Information” has the meaning set forth in Section 8.6(g)(ii).

“Selling Stockholder Questionnaire” means a questionnaire in the form and substance reasonably be adopted by Buyer from time to time.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Sponsor” means any Governmental Entity, university, college, other educational institution, research center, nonprofit organization or private source.

“Start Date” has the meaning set forth in Section 8.6(a).

“Stock Consideration” means shares of Buyer Common Stock with a value equal to $10,000,000 calculated on the basis of the Average Trading Price.

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“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Stock Consideration Holdback Amount” means shares of Buyer Common Stock included in the Stock Consideration with a value equal to $1,900,000.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interest of which is sufficient to elect at least a majority of the board of directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity interest of which) is owned directly or indirectly by such first Person.

“Suspension Period” has the meaning set forth in Section 8.6(a).

“Tail Policy” has the meaning set forth in Section 8.8(d).

“Target Net Working Capital” means $2,014,036.00.

“Tax” and “Taxes” means: (i) U.S. federal, state, local or non-U.S. or other income, gross receipts, ad valorem, franchise, profits, windfall profits, value-added, goods and services, harmonized sales, sales or use, transfer, registration, excise, utility, environmental (including taxes under former Section 59A of the Code), communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, unemployment, disability, social security (or similar), health insurance, premiums, government pension plan, severance, stamp, occupation, alternative or add-on minimum (including taxes under Section 59A of the Code), and estimated taxes, all other fees, assessments and charges, in each case in the nature of a tax, including customs duties, and other taxes of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i) above; and (iii) all amounts described in clauses (i) and (ii) above payable as a result of having been a member of an Affiliated Group for any taxable period, or as a result of successor or transferee Liability, by Contract (other than any such Contract entered into in the Ordinary Course and the principal purpose of which is not the allocation or sharing of Taxes) or otherwise.

“Tax Proceeding” has the meaning set forth in Section 10.5.

“Tax Return” means any return, report, information return or other document, including any schedule or attachment thereto, and including any amendment thereof, relating to Taxes filed or required to be filed with any Taxing Authority or other Governmental Entity.

“Taxing Authority” means any Governmental Entity responsible for the administration, imposition or collection of any Tax.

“Third Party” means any Person other than a Party to this Agreement.

“Third Party Claim” has the meaning set forth in Section 9.6.

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“Trade and Sanctions Laws” shall mean all applicable Laws governing the export, import, and provision of goods (including technical data and technology) and services in the jurisdictions in which it operates, including, without limitation, (a) the applicable Laws of the United States governing embargoes, sanctions, and boycotts, under the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), Trading with the Enemy Act (50 U.S.C. App. §§ 1—44), and all rules, regulations and executive Orders relating to any of the foregoing, including regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury at 15 C.F.R. Parts 500-599 and by the U.S. Department of State; (b) all Laws and regulations governing the export, re-export, or transfer of goods, Software, technology, or technical data, including, but not limited to, the Export Administration Act of 1979 (50 U.S.C. App. §§ 2401-2420), the Export Control Reform Act of 2018 (Pub. L. 115-232), the Export Administration Regulations (15 C.F.R. Parts 730 -774), the Arms Export Control Act (22 U.S.C. § 2778), and the International Traffic in Arms Regulations (22 C.F.R. § 120.1 et seq.); (c) the Foreign Trade Regulations (15 C.F.R. Part 30) administered by the Census Bureau; (d) all applicable Laws governing the importation of products, technology, technical data, and services, including those administered by United States Customs and Border Protection (19 C.F.R. Parts 1-199); (e) the antiboycott Laws set forth in section 999 of the Internal Revenue Code, the Department of Treasury Guidelines concerning international boycotts promulgated thereunder, and Part 760 of the EAR; and (f) any other applicable Laws relating to the export and import activities of the Company.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Transaction” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transaction Documents” means, collectively, this Agreement and all other agreements, certificates and instruments entered into in connection with this Agreement.

“Transaction Expenses” means the aggregate amount of: (i) any fees, expenses, commissions or other amounts payable by the Company (whether on behalf of the Company, Seller or any of their respective Affiliates) or that is subject to payment or reimbursement by the Company in connection with any of the Transaction Documents or the Transaction, including the fees and expenses of any advisors, experts, brokers, finders, consultants, accountants, auditors, lawyers, investment bankers or other advisors; in each case, engaged by the Company prior to the Closing or engaged by Seller; (ii) any fees and expenses of the Company associated with obtaining necessary or appropriate waivers, consents or approvals on behalf of the Company or Seller prior to the Closing in connection with the consummation of the Transaction; (iii) any fees or expenses associated with obtaining the release and termination of any Liens in connection with the Transaction; and (iv) any Change of Control Payments.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“Unpaid Transaction Expenses” means those Transaction Expenses which have not been paid as of the Adjustment Time.

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Exhibit C

Disclosure Schedule

[Omitted]

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Exhibit D

Accounting Principles

[Omitted]

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Exhibit E

Illustrative Net Working Capital Calculation

[Omitted]

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Exhibit F

Form of Lock-Up Agreement

[Omitted]

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